Filed pursuant to Rule 424(b)(5)
Registration No.: 333-237612
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Depositary Shares Each Representing a 1/40th Interest in a Share of 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	3,000,000(2)	$25.00	$75,000,000	$6,952.50
5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	75,000(3)			(3)

(1)
Calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended.

(2)
Includes depositary shares subject to an option to purchase additional depositary shares granted to the underwriters.

(3)
Each depositary share represents a 1/40th interest in a share of 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A. In accordance with Rule 457(i), no registration fee is required because Enterprise Financial Services Corp will not receive any separate consideration for the 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A.

Prospectus Supplement

(To Prospectus dated April 8, 2020)
2,800,000 Depositary Shares
Each Representing a 1/40th Interest in a Share of
5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A

We are offering 2,800,000 of our depositary shares, or the depositary shares, each representing a 1/40th ownership interest in a share of our 5.00% fixed rate non-cumulative perpetual preferred stock, Series A, par value $.01 per share, or the Series A Preferred Stock, with a liquidation preference of $1,000 per share of Series A Preferred Stock (equivalent to $25.00 per depositary share). As a holder of the depositary shares, you will be entitled to all proportional rights and preferences of the Series A Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise any such rights through the depositary.
Holders of the Series A Preferred Stock will be entitled to receive, only when, as and if declared by our board of directors, or a duly authorized committee thereof, and to the extent we have funds legally available for the payment of dividends, cash dividends at a rate equal to 5.00% per annum. When, as and if declared by our board of directors, or a duly authorized committee thereof, dividends will be payable from the date of issuance, quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2022 (each a “dividend payment date”). Upon payment of any dividends on the Series A Preferred Stock, the depositary will distribute to holders of depositary shares a proportionate payment.
Dividends on the Series A Preferred Stock will not be cumulative. If for any reason our board of directors or a duly authorized committee thereof does not declare a dividend on the Series A Preferred Stock for any dividend period, such dividend will not accrue or be payable, and we will have no obligation to pay dividends for such dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period. Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy rules and regulations.
We may redeem the Series A Preferred Stock at our option, subject to prior regulatory approval, (i) in whole or in part, from time to time, on any dividend payment date on or after December 15, 2026 or (ii) in whole but not in part at any time within 90 days following a regulatory capital treatment event (as defined herein), in each case at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. If we redeem the Series A Preferred Stock, the depositary will redeem a proportionate number of depositary shares.
We have applied to list the depositary shares on the Nasdaq Global Select Market, or Nasdaq, under the symbol “EFSCP.” Trading of the depositary shares is expected to commence within the 30-day period following the original issue date of the depositary shares. The Series A Preferred Stock will not have any voting rights, except as set forth under “Description of the Series A Preferred Stock — Voting Rights” beginning on page S-29.
The underwriters may also purchase up to an additional 200,000 depositary shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

Investing in the depositary shares and underlying the Series A Preferred Stock involves risk. You should refer to “Risk Factors” beginning on page S-16 of this prospectus supplement, on page 5 of the accompanying prospectus and the risk factors beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2020, or our Annual Report, and in each subsequently filed Quarterly Report on Form 10-Q, which are incorporated by reference herein, and carefully consider that information before investing in the depositary shares and underlying the Series A Preferred Stock.

Neither the depositary shares nor the Series A Preferred Stock are a savings account, deposit or other obligation of a bank and neither are insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price	$25.00	$70,000,000
Underwriting discounts and commissions(1)	$0.7875	$2,205,000
Proceeds to us, before expenses(2)	$24.2125	$67,795,000

(1)
See “Underwriting” in this prospectus supplement for details regarding compensation to be received by the underwriters in connection with this offering.

(2)
Assumes no exercise of the underwriters’ option described above.

The underwriters expect to deliver the depositary shares in book-entry form only through the facilities of The Depository Trust Company, or the DTC, and its direct participants, including Euroclear Bank SA/NV and Clearstream Banking, S.A. on or about November 17, 2021, which is the fifth business day following the date of the pricing of the depositary shares. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to the second business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.
Book-Running Managers
Keefe, Bruyette & Woods A Stifel Company	Raymond James
Co-Managers
Boenning & Scattergood	Janney Montgomery Scott

The date of this prospectus supplement is November 9, 2021

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Enterprise,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean Enterprise Financial Services Corp and its subsidiaries on a consolidated basis. References to “Enterprise Bank” or the “Bank” mean Enterprise Bank & Trust, which is our wholly-owned bank subsidiary.
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the depositary shares and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated April 8, 2020, which provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before investing in the depositary shares.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.
Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the depositary shares and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the depositary shares.
For investors outside the United States: we have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the depositary shares and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Our annual, quarterly and current reports and amendments to those reports are also available at our website at http://www.enterprisebank.com, at the “SEC Filings” link under the “Investor Relations” tab. All Internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.
We also have filed the registration statement with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC when we registered such securities. The registration statement may contain additional information that may be important to you.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to incorporate by reference in this prospectus supplement certain information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents without restating that information in this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and information that we file subsequently with the SEC will automatically update and, where applicable, supersede any information contained in previously-filed documents or contained in this prospectus supplement.
In all cases, you should rely on the later information over different information included in this prospectus supplement or incorporated by reference.
We incorporate by reference the documents listed below, provided, however, that we are not incorporating any information that is deemed “furnished” in accordance with the SEC’s rules, including, but not limited to, information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:
•
our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 19, 2021 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 17, 2021 incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2020);

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, filed with the SEC on April 30, 2021, June 30, 2021, filed with the SEC on July 30, 2021, and September 30, 2021, filed with the SEC on November 4, 2021;

•
our Current Reports on Form 8-K filed with the SEC on February 11, 2021, April 26, 2021, May 4, 2021, July 16, 2021, July 20, 2021, July 21, 2021 and November 9, 2021;

•
the audited consolidated financial statements of First Choice Bancorp as of and for the year ended December 31, 2020 (incorporated by reference to the Annual Report on Form 10-K filed by First Choice Bancorp with the SEC on March 15, 2021, as amended on April 27, 2021) (File No.: 001-38476); and

•
the unaudited consolidated financial statements of First Choice Bancorp as of and for the three months ended March 31, 2021 (incorporated by reference to the Quarterly Report on Form 10-Q filed by First Choice Bancorp with the SEC on May 10, 2021) (File No.: 001-38476).

In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until we sell all of the Series A Preferred Stock and the related depositary shares offered by this prospectus supplement (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated therein)) will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the date of the filing of such documents.
Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide to each person to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus. You can obtain copies of the documents incorporated by reference in this prospectus supplement, at no cost, by writing or calling us at the following address and telephone number:
Enterprise Financial Services Corp
150 North Meramec Avenue
Clayton, MO 63105
Telephone: (314) 725-5500
Attention: Mr. Keene S. Turner, Chief Financial Officer

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone else to provide you with additional or different information.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain or incorporate statements that are considered forward-looking statements within the meaning of and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified with use of terms such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “could,” “continue” and the negative of these terms and similar words, although some forward-looking statements may be expressed differently. Forward-looking statements also include, but are not limited to, statements regarding plans, objectives, expectations or consequences of announced transactions, known trends and statements about future performance, operations, products and services of the Company and its subsidiaries. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. Given the ongoing and dynamic nature of the COVID-19 pandemic, the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects remain uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. Other factors that could cause or contribute to such differences include, but are not limited to:
•
our ability to efficiently integrate acquisitions, including our recent acquisition of First Choice Bancorp, into our operations, retain the customers of these businesses and grow the acquired operations;

•
credit risk;

•
changes in the appraised valuation of real estate securing impaired loans;

•
our ability to recover our investments in loans;

•
fluctuations in the fair value of collateral underlying loans;

•
outcomes of litigation and other contingencies;

•
exposure to general and local economic conditions;

•
risks associated with rapid increases or decreases in prevailing interest rates;

•
changes in business prospects that could impair goodwill estimates and assumptions;

•
consolidation within the banking industry;

•
competition from banks and other financial institutions;

•
our ability to attract and retain relationship officers and other key personnel;

•
burdens imposed by federal and state regulation;

•
changes in regulatory requirements;

•
changes in accounting policies and practices or accounting standards, including Accounting Standards Update 2016-13, Credit Losses (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model, which has changed how we estimate credit losses;

•
uncertainty regarding the future of LIBOR;

•
natural disasters, war or terrorist activities, or pandemics, or the outbreak of COVID-19, or similar outbreaks, and their effects on economic and business environments in which we operate;

•
increased unemployment rates and defaults as a result of economic disruptions caused by COVID-19;

•
the impact of governmental orders issued in response to COVID-19; and

•
other risks discussed under the caption Risk Factors in this prospectus, as well as the risk factors included in the documents incorporated herein by reference, including under Item 1A — Risk Factors of our 2020 Annual Report, all of which could cause actual results to differ from those set forth in the forward-looking statements.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition and results of operations. Readers are cautioned not to place undue reliance on our forward-looking statements, which reflect management’s analysis and expectations only as of the date of such statements. Forward-looking statements speak only as of the date they are made, and the Company does not intend, and undertakes no obligation, to publicly revise or update forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by federal securities law. Readers should carefully review all disclosures we file from time to time with the SEC, which are available on our website at www.enterprisebank.com.
Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all of the information that is important to you in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the depositary shares. You should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and under the “Risk Factors” section included as Item 1A. of Part I of our 2020 Annual Report and in subsequent filings with the SEC, to determine whether an investment in the depositary shares is appropriate for you.
Company Overview
We are a financial holding company headquartered in Clayton, Missouri. We are the holding company for Enterprise Bank, a full-service financial institution offering banking and wealth management services to individuals and corporate customers primarily located in Arizona, California, Kansas, Missouri, Nevada and New Mexico, and have SBA loan and deposit production offices throughout the country. Our stated mission is “Guiding people to a lifetime of financial success.” We have established an accompanying corporate vision, “To be a company where our associates are proud to work, that delivers ease of navigation to our customers and value to our investors, while helping our communities flourish.” These tenets are fundamental to our business strategies and operations.
Our business objective is to generate attractive shareholder returns by providing comprehensive financial services primarily to privately-held businesses, their owner families, and other success-minded individuals. To achieve these objectives we have developed a business strategy that leverages a focused and relationship-oriented distribution and sales approach, with an emphasis on niche businesses and growing fee income, while maintaining prudent credit and interest rate risk management, appropriate supporting technology, and controlled expense growth. We believe this strategy allows us to maximize organic growth opportunities, which we supplement and enhance through disciplined strategic growth.
As described in greater detail below, the Company offers a broad range of business and personal banking services, including wealth management services provided through Enterprise Trust. Lending services include C&I, CRE, real estate construction and development, residential real estate, SBA, consumer and tax credit-related loan products. A wide variety of deposit products and a complete suite of treasury management and international trade services, along with our tax credit brokerage activities, complement our lending capabilities.
Building long-term client relationships — Our growth strategy is first and foremost client relationship driven. We continuously seek to add clients who fit our target market of businesses, business owners, professionals, and associated relationships. Those relationships are maintained, cultivated, and expanded over time by trained, experienced banking officers and other professionals. We fund loan growth primarily with core deposits from our business and professional clients in addition to consumers in our branch market areas. This is supplemented by borrowing or other deposit sources, including advances from the Federal Home Loan Bank, and brokered certificates of deposits.
Specialized lending and product niches — We have focused our lending activities in specialty markets where we believe our expertise and experience as a commercial lender provides advantages over other competitors. In addition, we have developed expertise in certain product niches. These specialty niche activities focus on the following areas:
•
Sponsor Finance.   We support mid-market company mergers and acquisitions in many domestic markets. We market directly to targeted private equity firms, principally SBICs, and provide primarily senior debt financing to portfolio companies.

•
Life Insurance Premium Finance.   We specialize in financing whole life insurance premiums utilized in high net worth estate planning, through relationships with boutique estate planners throughout the United States.

•
Tax Credit Related Lending.   We are a secured lender on affordable housing projects funded through the use of federal and state low income housing tax credits. In addition, we provide leveraged and other loans on projects funded through the U.S. Department of the Treasury Community Development Financial Institution New Markets Tax Credit Program. In 2021 and prior years, we were selected to distribute New Markets Tax Credits, as well as serve as a secured lender to other allocatees.

•
Tax Credit Brokerage.   We acquire 10-year streams of Missouri state tax credits from affordable housing development funds and sell the tax credits to clients and other individuals for tax planning purposes. We also have a minority ownership in a partnership that acquires, invests and sells, state low income housing tax credits. We lend the partnership money with 6 – 12 year terms and receive interest income and fee income when projects close and when credits are sold.

•
SBA 7(a).   We have a team of experienced bankers in production offices across the country that originate loans through the SBA 7(a) program. These loans are primarily owner-occupied, commercial real estate loans secured by a 1st lien. These loans predominantly have a 75% portion guaranteed by the SBA. By focusing on this specific product type, we have developed an expertise that allows for speed and reliability of execution.

Fee income business — We offer a broad range of treasury management products and services that benefit businesses ranging from large national clients to local merchants. Customized solutions and special product bundles are available to clients of all sizes. In response to ever increasing needs for data/information security and functional efficiency, we continue to offer robust cash management systems that employ mobile technology and fraud detection/mitigation services. Enterprise Trust offers a wide range of fiduciary, investment management, and financial advisory services to facilitate our providing these services. We also offer international banking, and tax credit businesses that generate fee income.
Use of technology — Our client technology product offerings include, but are not limited to, internet banking, mobile banking, cash management products, remote deposit capture, positive pay services, fraud detection and prevention, automated payables, check image, and statement and document imaging. Additional service offerings currently supported by the Bank include controlled disbursements, repurchase agreements, and sweep investment accounts. Our cash management suite of products blends technology and personal service, which we believe often creates a competitive advantage over our competition. Technology products are also extensively utilized within the organization by associates in all lines of business including operations and support, customer service, and financial reporting for internal management purposes and for external compliance.
Maintaining asset quality — We monitor asset quality through formal, ongoing, multiple-level reviews of loans in each market and specialized lending niche. These reviews are overseen by the Bank’s credit administration department. In addition, the loan portfolio is subject to ongoing monitoring by a loan review function that reports directly to the Credit Committee of the Bank’s board of directors.
Expense management — We manage expenses carefully through detailed budgeting and expense approval processes and measurement of the “efficiency ratio”. The efficiency ratio is equal to noninterest expense divided by total revenue (net interest income plus noninterest income).
Growth through Acquisitions — Disciplined strategic acquisitions have contributed significantly to the Corporation’s growth and expansion over the past five years:
•
First Choice Bancorp (July 2021):   On July 21, 2021, we acquired First Choice Bancorp, or FCBP, and its wholly-owned subsidiary, First Choice Bank, or FCB. The acquisition further enhances our geographic diversity with FCB’s eight full-service branches in California and added approximately $2.3 billion in assets, $1.9 billion in loans and $1.8 billion in deposits to Enterprise on the date of acquisition. FCBP shareholders received 0.6603 shares of our common stock for each FCBP common share and cash in lieu of any fractional shares. In connection with the merger, we issued approximately 7.8 million shares of our common stock valued at $44.01 per share, which was the closing price of our common stock on July 21, 2021. The value of the transaction consideration was approximately $346 million, which includes approximately $2.1 million payable to holders of FCBP stock options.

•
Seacoast Bancorp (November 2020):   On November 12, 2020, we acquired Seacoast Commerce Banc Holdings, or Seacoast, and its wholly-owned subsidiary, Seacoast Commerce Bank. Seacoast operated five full-service retail and commercial banking offices in California and Nevada, as well as SBA loan production and deposit production offices in Arizona, California, Colorado, Illinois, Indiana, Massachusetts, Michigan, Nevada, Ohio, Oregon, Texas, Utah, and Washington. Seacoast shareholders received 0.5061 shares of EFSC common stock for each Seacoast common share and cash in lieu of any fractional shares. In connection with the merger, Enterprise issued approximately 5.0 million shares of EFSC common stock valued at $33.56 per share, which was the closing price of Enterprise common stock on November 12, 2020. The value of the transaction consideration was approximately $169 million. The Seacoast acquisition enhanced our commercial and specialty lending verticals, while enhancing our funding profile with deposit expertise in property management, community associations, and escrow services, and materially expanding our geographic footprint.

•
Trinity (March 2019):   On March 8, 2019, we acquired Trinity Capital Corporation, or Trinity, and its wholly-owned subsidiary, Los Alamos National Bank, or LANB. Trinity operated six full-service retail and commercial banking offices in Los Alamos, Santa Fe, and Albuquerque, New Mexico. Trinity shareholders received cash consideration of $1.84 per share of Trinity common stock and 0.1972 shares of EFSC common stock per share of Trinity common stock with cash in lieu of fractional shares. Aggregate consideration at closing was approximately 4.0 million shares of EFSC common stock and $37.3 million cash paid to Trinity shareholders. Based on EFSC’s closing stock price of $43.07 on March 7, 2019, the overall transaction had a value of $209.2 million. The Trinity acquisition expanded the Company’s geographic footprint into New Mexico.

For a discussion of risks and uncertainties involved with an investment in our securities, see the section of this prospectus supplement and the accompanying prospectus titled “Risk Factors.” Our principal executive offices are located at 150 N. Meramec Avenue, Clayton, Missouri 63105 and our telephone number is (314) 725-5500. Our website is www.enterprisebank.com. However, the information on our website is not a part of, and is not incorporated into, this prospectus supplement and the accompanying prospectus.

THE OFFERING
The following summary contains basic information about the depositary shares and the underlying Series A Preferred Stock and is not complete. It does not contain all the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, before making a decision about whether to invest in the depositary shares. For a more complete understanding of the depositary shares and underlying Series A Preferred Stock, you should read the sections of this prospectus supplement entitled “Description of the Depositary Shares” and “Description of Series A Preferred Stock.”
Issuer:	Enterprise Financial Services Corp, a Delaware corporation
Securities Offered:
2,800,000 depositary shares (or 3,000,000 depositary shares if the underwriters exercise their option to purchase additional depositary shares in full), each representing a 1/40th ownership interest in a share of 5.00% fixed rate non-cumulative perpetual preferred stock, par value $.01 per share, or the Series A Preferred Stock, with a liquidation preference of $1,000 per share of Series A Preferred Stock (equivalent to $25.00 per depositary share) of the Company. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series A Preferred Stock represented by such depositary share, to all the rights and preferences of the Series A Preferred Stock represented thereby (including with respect to dividends, voting, redemption and liquidation rights).
We may from time to time elect to issue additional shares of the Series A Preferred Stock and related depositary shares, and all such additional shares of Series A Preferred Stock and the related depositary shares will form a single series with the Series A Preferred Stock and the related depositary shares, respectively, offered by this prospectus supplement, provided that such additional shares will only be issued if they are fungible with the original shares for United States federal income tax purposes.

Underwriters’ Option to Purchase Additional Shares:	We have granted the underwriters an option to purchase up to an additional 200,000 depositary shares, within 30 days after the date of this prospectus supplement at the public offering price, less the applicable underwriting discount.
Fixed Rate Dividends:	We will pay dividends on the Series A Preferred Stock, only when, as and if declared by our board of directors or a duly authorized committee thereof, and to the extent that we have funds legally available for the payment of such dividends. Dividends will be payable from the date of issuance on the stated amount of $1,000 per share of the Series A Preferred Stock, or the stated amount (equivalent to $25.00 per depositary share) at a rate of 5.00% per annum, payable quarterly, in arrears, on each dividend payment date. See also “— Dividend Payment Dates” below. Upon payment of any dividends on the Series A Preferred Stock, the depositary will distribute to holders of depositary shares a proportionate payment.
Dividends on the Series A Preferred Stock are payable only when, as and if declared, and will not be cumulative or mandatory. If for any reason our board of directors or a duly authorized committee thereof does not declare a dividend on the Series A Preferred Stock in respect of a dividend period (as defined under “Description of the Series A Preferred Stock — Dividends”), then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or accumulate, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee thereof declares a dividend on the Series A Preferred Stock or any other class or series of our capital stock for any future dividend period.
While the Series A Preferred Stock is outstanding, unless dividends on all outstanding shares of Series A Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment, acquisitions of, and dividends and distributions on, junior or parity stock, including our common stock, are permitted only under certain circumstances. See “Description of the Series A Preferred Stock — Dividends — Restrictions on Dividends, Redemption and Repurchases.”
Our ability to pay dividends on the Series A Preferred Stock depends on the ability of the Bank to pay dividends to us. The ability of the Company and the Bank to pay dividends in the future is subject to bank regulatory requirements, including capital regulations and policies established by the Federal Reserve, the FDIC and the Missouri Division of Finance, as applicable. Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable Federal Reserve capital adequacy regulations and policies. See “Description of the Series A Preferred Stock — Dividends.”

Dividend Payment Dates:	Dividends on the Series A Preferred Stock will be payable when, as and if declared by our board of directors, or a duly authorized committee thereof, quarterly, in arrears, on March 15, June 15, September 15 and December 15 and of each year, beginning on March 15, 2022, each referred to herein as a dividend payment date. If any date on which a dividend would otherwise be payable is not a business day, then the applicable dividend will be paid on the next business day without any adjustment to the amount of dividends paid.
Redemption:
The Series A Preferred Stock is perpetual and has no maturity date.
We may redeem the Series A Preferred Stock at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after December 15, 2026, or (ii) in whole, but not in part, at any time within 90 days following a regulatory capital treatment event (as defined under “Description of the Series A Preferred Stock — Redemption”), in each case at a redemption price equal to $1,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. If we redeem the Series A Preferred Stock, the depositary will redeem a proportionate number of depositary shares. The Series A Preferred Stock will not be subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series A Preferred Stock.
We must either replace the shares to be redeemed with an equal amount of instruments that qualify as common equity Tier 1 Capital or additional Tier 1 Capital, or demonstrate to the Federal Reserve that following such redemption we will continue to hold capital commensurate with our risk.
Holders of depositary shares should not expect that we will redeem any Series A Preferred Stock or related depositary shares.
Neither the holders of the Series A Preferred Stock nor holders of depositary shares will have any right to require the redemption or repurchase of the Series A Preferred Stock.
Any redemption of the Series A Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital adequacy rules of the Federal Reserve applicable to us and the redemption of the Series A Preferred Stock.

Liquidation Rights:	In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series A Preferred Stock are entitled to receive an amount per share equal to the stated amount of $1,000 per share (equivalent to $25.00 per depositary share), plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends.
Distributions will be made only to the extent of our assets that are legally available for distribution to stockholders (i.e., after satisfaction of all our liabilities to creditors, if any), subject to the rights of holders of any securities ranking senior to the Series A Preferred Stock or pro rata as to the Series A Preferred Stock and any other shares of our stock ranking equally as to the distribution of our assets on our liquidation, dissolution or winding up, and before any distribution of assets is made to holders of our common stock or any other class or series of our stock that ranks junior to the Series A Preferred Stock as to the distribution of assets on our liquidation, dissolution or winding up.
Holders of the Series A Preferred Stock are subordinate to all of our indebtedness and to other non-equity claims on us and our assets, including in the event that we entered into a receivership, insolvency, liquidation or similar proceeding. In addition, holders of the Series A Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

Voting Rights:	None, except (i) with respect to authorizing, creating or increasing the authorized amount of stock ranking senior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company, (ii) with respect to certain material adverse changes in the terms of the Series A Preferred Stock, (iii) in the case of certain share exchanges, reclassifications, mergers and consolidations and other transactions, (iv) in the case of certain dividend non-payments or (v) as otherwise required by applicable law or Nasdaq. See “Description of the Series A Preferred Stock — Voting Rights” below. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of the Depositary Shares — Voting of the Series A Preferred Stock” below.
Ranking:
With respect to the payment of dividends by, and distributions of assets upon any liquidation, dissolution or winding up of, the Company, shares of the Series A Preferred Stock will rank:
•
senior to our common stock and any class or series of our stock that may be issued in the future that is not expressly stated to be on parity with or senior to the Series A Preferred Stock with respect to such dividend and distributions, which we refer to as junior stock;
•
on parity with, or equally to, any class or series of our capital stock we have issued and may issue in the future that is expressly stated to be on parity with the Series A preferred stock with respect to such dividends and distributions, which we refer to as parity stock;

•
junior to any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series A preferred stock with respect to such dividends and distributions, if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series A preferred stock, which we refer to as senior stock; and

•
junior to our secured and unsecured debt.

We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up of the Company only out of funds legally available for such payment (i.e., after satisfaction of all our liabilities to creditors, if any) and pro rata as to the Series A Preferred Stock and any other class or series of our stock that ranks on a parity with the Series A Preferred Stock in the payment of current dividends, referred to herein as the dividend parity stock, and distributions upon any liquidation, dissolution or winding up of the Company, as applicable.

No Maturity:	The Series A Preferred Stock does not have any maturity date, and we are not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it after receiving any required prior approval of the Federal Reserve.
Preemptive and Conversion Rights:	The holders of the depositary shares and the Series A Preferred Stock do not have any preemptive or conversion rights.
Nasdaq Listing:	We have applied to list the depositary shares on the Nasdaq under the symbol “EFSCP.” If the application is approved, trading of the depositary shares on the Nasdaq is expected to commence within 30 days after the initial delivery of the depositary shares.
Tax Consequences:	If you are a non-corporate United States holder (as defined below under “Material United States Federal Income Tax Consequences”), dividends paid to you will generally qualify for taxation at preferential rates if you meet certain holding period and other applicable requirements. If you are a corporate United States holder, dividends receive by you will generally be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a Non-United States holder (as defined below under “Material United States Federal Income Tax Consequences,” dividends paid to you generally are subject to United States federal withholding tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. For further discussion of the tax consequences relating to the Series A Preferred Stock and depositary shares, see “Material United States Federal Income Tax Consequences.”
Use of Proceeds:	We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $67.4 million (or approximately $72.2 million if the underwriters exercise in full their option to purchase additional shares), after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use these proceeds for general corporate purposes, which may include repayment or redemption of outstanding indebtedness, the payment of dividends, providing capital to support our organic growth or growth through strategic acquisitions, capital expenditures, financing investments, repurchasing shares of our common stock, and for investments in the Bank as regulatory capital. See “Use of Proceeds” in this prospectus supplement.
Depositary, Transfer Agent and Registrar:	Computershare N.A.
Risk Factors:	An investment in the depositary shares representing interests in the Series A Preferred Stock involves risks. You should carefully consider the information contained under “Risk Factors” in this prospectus supplement beginning on page S-16 and the accompanying prospectus and under the “Risk Factors” section included as Item 1A. of Part I of our Annual Report and as Item 1A. of Part II in each subsequently filed Quarterly Report on Form 10-Q, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

RISK FACTORS
An investment in the depositary shares involves a number of risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the depositary shares is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in our 2020 Annual Report, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus supplement is qualified in its entirety by those risk factors.
You are making an investment decision about both the depositary shares and the Series A Preferred Stock.
We are issuing fractional interests in shares of the Series A Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely solely on the payments it receives on the Series A Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.
The depositary shares and the Series A Preferred Stock are not insured deposits.
The depositary shares and the Series A Preferred Stock are not bank deposits and are not insured or guaranteed by the FDIC or any other government agency. An investment in the depositary shares has risks, and you may lose your entire investment.
Dividends on the Series A Preferred Stock will not be cumulative or mandatory, and may not be paid if such payment will result in our failure to comply with all applicable laws and regulations.
Dividends on the Series A Preferred Stock will not be cumulative or mandatory. If our board of directors (or any duly authorized committee thereof) does not authorize and declare a dividend on the Series A Preferred Stock in respect of a dividend period, then no dividend shall be deemed to be payable for such dividend period, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors, or a duly authorized committee thereof, declares a dividend on the Series A Preferred Stock or any other class or series of our capital stock for any future dividend period.
In addition, if and to the extent payment of dividends on the Series A Preferred Stock for any dividend period would cause us to fail to comply with any applicable law or regulation, we will not declare or pay a dividend for such dividend period. In such a case, holders of the depositary shares representing interests in the Series A Preferred Stock will not be entitled to receive any dividend for that dividend period.
Under the Federal Reserve’s current capital rules and policies applicable to us and the Bank, we may pay dividends on the Series A Preferred Stock only out of our net income, retained earnings or surplus related to other additional Tier 1 Capital instruments. Generally, Federal Reserve policy states that dividends should be paid only from current earnings, absent prior non-objection from the Federal Reserve. In addition, the Federal Reserve’s capital rules include a capital conservation buffer. The buffer can be satisfied only with common equity Tier 1, or “CET1,” capital. If our capital ratios do not satisfy minimum requirements plus the capital conservation buffer, we will face graduated constraints on, among other things, capital distributions (including dividends on the Series A Preferred Stock) based on the amount of the shortfall and the amount of our “eligible retained income.” Effective October 8, 2020, the Federal Reserve and the other federal banking regulators adopted a final rule that revises the definition of “eligible retained income” to allow banking organizations to more freely use their capital buffers to promote lending and other financial intermediation activities, by making the limitations on capital distributions more gradual. The eligible retained income is now the greater of (i) net income for the four preceding quarters, net of distributions and associated tax effects not reflected in net income; and (ii) the average of all net income over the preceding four quarters. The final rule only affects the capital buffers, and banking organizations are encouraged to make prudent capital distribution decisions.

The Series A Preferred Stock will be an equity security and will be subordinate to our existing and future indebtedness.
The shares of the Series A Preferred Stock will be equity interests in the Company and will not constitute indebtedness. This means that the Series A Preferred Stock and the related depositary shares will rank junior to all existing and future indebtedness and other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation. As of September 30, 2021, our total liabilities, including deposits, wholesale borrowings and debentures, were approximately $11.4 billion, and we may incur additional indebtedness in the future. Our future indebtedness may restrict payment of dividends on the Series A Preferred Stock. In addition, holders of the Series A Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.
The Series A Preferred Stock does not restrict our ability to incur indebtedness.
The Series A Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “— Holders of Series A Preferred Stock will have limited voting rights.” We have historically sought to access the debt capital markets opportunistically when market conditions were favorable in order to implement our business and growth strategies or refinance our existing indebtedness, and may access the debt market in the future for such or other reasons, though we do not currently have any plans to do so.
We are a holding company and are dependent on dividends from our bank subsidiary to meet our obligations, including our obligations with respect to our securities.
We are a regulated financial holding company separate and distinct from our subsidiaries and we conduct substantially all of our operations through the Bank. As a result, our ability to make dividend payments on the Series A Preferred Stock will depend primarily upon the receipt of dividends and other distributions from the Bank. If we do not receive sufficient cash dividends and other distributions from the Bank, it is unlikely that we will have sufficient funds to make dividend payments on the Series A Preferred Stock. Various legal and regulatory limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries.
In addition, the Missouri Division of Finance, FDIC and Federal Reserve have the authority to prohibit or to limit the payment of dividends by a banking organization under its jurisdiction if, in the regulator’s opinion, the organization is engaged in or is about to engage in an unsafe or unsound practice. Depending on the financial condition of the Bank, it may be deemed an unsafe or unsound practice if the Bank were to pay dividends to us. The Bank is also prohibited under federal law from paying any dividend that would cause it to become undercapitalized.
Because we are a holding company, our rights and the rights of the holders of the Series A Preferred Stock to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of the Bank, its depositors), in addition to our creditors. The rights of holders of the Series A Preferred Stock and of the depositary shares to benefit from those distributions will also be junior to those prior claims and the claims of our creditors. Consequently, the Series A Preferred Stock and the depositary shares will be effectively subordinated to all existing and future liabilities of our subsidiaries. As of September 30, 2021, our total liabilities, including deposits, wholesale borrowings and debentures, were approximately $11.4 billion.
The Series A Preferred Stock may be junior in rights and preferences to future preferred stock.
The Series A Preferred Stock may be junior to preferred stock we issue in the future that by its terms is expressly senior to the Series A Preferred Stock. It is possible that we may authorize and issue such shares without your vote or consent, although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A Preferred Stock is required to authorize or issue any shares of senior stock as described under “Description of the Series A Preferred Stock — Voting Rights.” The terms of any future preferred stock expressly senior to the Series A Preferred Stock may restrict dividend payments on the Series A Preferred Stock. In this case, unless full dividends for all outstanding preferred stock senior to the Series A Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Series A Preferred Stock, and no shares of the Series A Preferred Stock will be permitted to be repurchased, redeemed or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Series A Preferred Stock not being paid to you.
Investors should not expect us to redeem the Series A Preferred Stock (and indirectly the depositary shares) on the date it becomes redeemable or on any particular date after it becomes redeemable.
Subject to the prior approval of the Federal Reserve, we may redeem the Series A Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after December 15, 2026, at a redemption price equal to the stated amount of $1,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. If we redeem the Series A Preferred Stock for any reason, you may not be able to reinvest the redemption price you receive in a similar security. See “Description of the Series A Preferred Stock — Redemption.”
The Series A Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders of the Series A Preferred Stock or the holders of the depositary shares offered hereby. The Series A Preferred Stock may be redeemed by us at our option with the prior approval of the Federal Reserve or any successor appropriate federal banking agency, (i) either in whole or in part, from time to time, on any dividend payment date on or after December 15, 2026, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined under “Description of the Series A Preferred Stock —  Redemption”). Any decision we may make at any time to propose a redemption of the Series A Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. In addition, we may be prohibited from redeeming the Series A Preferred Stock. See “— Our right to redeem the Series A Preferred Stock is subject to certain limitations, including any required prior approval of the Federal Reserve” below.
We may be able to redeem the Series A Preferred Stock prior to December 15, 2026. On or after December 15, 2026 we may redeem the Series A Preferred Stock on any dividend payment date.
By its terms, the Series A Preferred Stock may be redeemed by us prior to December 15, 2026 only upon the occurrence of certain events involving the capital treatment of the Series A Preferred Stock and prior Federal Reserve approval. In particular, upon our determination in good faith that an event has occurred that would constitute a regulatory capital treatment event (as defined under “Description of the Series A Preferred Stock — Redemption”), we may, at our option, redeem in whole, but not in part, the shares of Series A Preferred Stock, subject to the approval of the Federal Reserve or any successor appropriate federal banking agency. The terms of the Series A Preferred Stock have been established to satisfy the criteria for “Tier 1 Capital” instruments set forth in the capital adequacy rules of Federal Reserve Regulation Q (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking regulator or agency) applicable to financial holding companies, referred to herein as the Capital Rules. However, it is possible that the Series A Preferred Stock may not satisfy the criteria for Tier 1 Capital instruments set forth in the Capital Rules as a result of official administrative or judicial decisions, actions or pronouncements interpreting those rules and announced after the issuance of the Series A Preferred Stock, or as a result of future changes in law or regulation. A “regulatory capital treatment event,” such as a change or proposed change in law or regulation after the original issue date with respect to whether the Series A Preferred Stock qualifies as a Tier 1 Capital instrument, could occur, which would give us the right, subject to prior approval of the appropriate federal banking agency, to redeem the Series A Preferred Stock in accordance with its terms prior to December 15, 2026 at a redemption price equal to $1,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date.
Our right to redeem the Series A Preferred Stock is subject to certain limitations, including any required prior approval of the Federal Reserve.
Our right to redeem the Series A Preferred Stock is subject to limitations. Any redemption of the Series A Preferred Stock is subject to prior approval of the Federal Reserve. In addition, under the Capital

Rules, before we can redeem Series A Preferred Stock, or immediately thereafter, we must either replace the Series A Preferred Stock to be redeemed with an equal amount of common equity Tier 1 or additional Tier 1 Capital instruments, or demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk. We cannot assure you that the Federal Reserve will approve any redemption of the Series A Preferred Stock that we may propose. There also can be no assurance that, if we propose to redeem the Series A Preferred Stock without replacing it with securities that qualify as common equity Tier 1 capital or additional Tier 1 capital instruments, the Federal Reserve will authorize the redemption. In such case, under such current rules and regulations, we must demonstrate that we will continue to hold capital commensurate with our risk to the satisfaction of the Federal Reserve. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Series A Preferred Stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.
Holders of the Series A Preferred Stock and the depositary shares will have limited voting rights.
Holders of the Series A Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting stockholders. Holders of the Series A Preferred Stock will have voting rights only (i) with respect to authorizing, creating or increasing the authorized amount of stock ranking senior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company, (ii) with respect to certain material adverse changes in the terms of the Series A Preferred Stock, (iii) in the case of certain share exchanges, reclassifications, mergers and consolidations and other transactions or (iv) as otherwise required by the Delaware General Corporation Law or Nasdaq. Additionally, if dividends on the Series A Preferred Stock have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding shares of Series A Preferred Stock, together with holders of any other series of our preferred stock ranking equal with the Series A Preferred Stock with similar voting rights will generally be entitled to vote for the election of two additional directors. See “Description of the Series A Preferred Stock — Voting Rights.”
Holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Series A Preferred Stock. Although each depositary share is entitled to 1/40th of a vote, the depositary can only vote whole shares of Series A Preferred Stock. While the depositary will vote the maximum number of whole shares of Series A Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted.
Additional offerings of debt, which would be senior to the Series A Preferred Stock upon liquidation, or equity securities may adversely affect the market price of the depositary shares.
We may attempt to increase our capital resources in the future or, if regulatory capital ratios fall below the required minimums, we could be forced to raise additional capital by making additional offerings of debt or equity securities, including senior or subordinated notes, preferred stock, securities convertible into preferred stock or common stock, and common stock. Upon liquidation, holders of our debt securities and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of the Series A Preferred Stock.
We cannot assure you that a liquid trading market for the depositary shares will develop or be maintained, and you may find it difficult to sell your depositary shares.
The depositary shares are a new issue with no established trading market. We have applied to list the depositary shares on the Nasdaq under the symbol “EFSCP.” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on the Nasdaq to begin within the 30-day period after the original issue date. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares. The underwriters have advised us that they intend to make a market in the depositary shares. However, they are not obligated to do so, and may discontinue any market making in the depositary shares at any time in their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. We cannot assure you that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable.
The amount of your liquidation preference is fixed and you have no right to receive any greater payment.
The payment due upon liquidation is fixed at the liquidation preference of $25.00 per depositary share, plus an amount equal to all declared and unpaid dividends thereon to, but not including, the date of liquidation. If, in the case of our liquidation, there are remaining assets to be distributed after payment of this amount, you have no right to receive or to participate in these amounts. In addition, if the market price of your depositary shares is greater than the liquidation preference, you have no right to receive the market price from us upon our liquidation.
General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.
There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market prices of the depositary shares. Future trading prices of the depositary shares will depend on many factors, including:
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whether we declare or fail to declare dividends on the Series A Preferred Stock from time to time;

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our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•
our creditworthiness;

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the ratings given to our securities by credit rating agencies, including the ratings given to the depositary shares or the Series A Preferred Stock;

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prevailing interest rates;

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developments in the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and developments with respect to financial institutions generally;

•
economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

•
the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares, whether in this offering or in the secondary market, if one develops.
Credit ratings may not reflect all risks associated with an investment in the Series A Preferred Stock and the depositary shares.
Credit rating agencies rate our Series A Preferred Stock and our depositary shares on factors that include our results of operations, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading or downgrading the current rating or placing the Company on a watch list for possible future downgrading.
Downgrading the credit rating of our depositary shares or placing the Company on a watch list for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market price of our securities, including the depositary shares.
Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the depositary shares and the Series A Preferred Stock, based on their overall view of our industry. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the depositary shares. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any rating of the depositary shares or the Series A Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the depositary shares.
Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of our depositary shares.
We may in the future determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to raise additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our Series A Preferred Stock with respect to dividends or upon our dissolution, winding up and liquidation and other terms. Although the approval of holders of depositary shares representing interests in the Series A Preferred Stock will be needed to issue any equity security ranking above the Series A Preferred Stock, if we issue preferred stock in the future that has preference over our Series A Preferred Stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Series A Preferred Stock or depositary shares, the rights of holders of the depositary shares or the market price of our depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of this offering or other offerings, as well as other sales of a large block of depositary shares, Series A Preferred Stock or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series A Preferred Stock are not entitled to preemptive rights or other protections against dilution.
Holders of depositary shares may not be entitled to the dividends-received deduction or reduced rates applicable to qualified dividend income.
Distributions paid to corporate United States holders of the depositary shares may be eligible for the dividends-received deduction and distributions paid to non-corporate United States holders of the depositary shares may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series A Preferred Stock (and related depositary shares) to qualify as dividends for U.S. federal income tax purposes. If any distributions on the Series A Preferred Stock (and related depositary shares) with respect to any fiscal year fail to be treated as dividends for U.S. federal income tax purposes, corporate U.S. Holders would be unable to use the dividends-received deduction and non-corporate United States holders may not be eligible for the preferential tax rates applicable to “qualified dividend income.” See the “Material U.S. Federal Income Tax Consequences” section for additional information relating to distributions not treated as dividends for U.S. federal income tax purposes.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $67.4 million (or approximately $72.2 million if the underwriters exercise in full their option to purchase additional depositary shares). We intend to use these proceeds for general corporate purposes, which may include repayment or redemption of outstanding indebtedness, the payment of dividends, providing capital to support our organic growth or growth through strategic acquisitions, capital expenditures, financing investments, repurchasing shares of our common stock and for investments in the Bank as regulatory capital. Although our management actively evaluates acquisition opportunities, we do not have any definitive plans relating to material acquisitions at this time.
Our management will have broad discretion in the use of the net proceeds from the sale of the depositary shares. Pending the use of the net proceeds of this offering as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Bank.

CAPITALIZATION
The following table sets forth, on a consolidated basis, our capitalization, including regulatory capital ratios as of September 30, 2021:
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on an actual basis, and

•
on an “as adjusted” basis after giving pro forma effect to the sale of 2,800,000 depositary shares, representing shares of Series A Preferred Stock, offered hereby (assuming the underwriters do not exercise their option to purchase additional shares) for total net proceeds of approximately $67.4 million after deducting the underwriting discount and estimated expenses.

The “as adjusted” information below is illustrative only and our capitalization following the closing of this offering will be adjusted based on the final terms of this offering. You should read this table in conjunction with our unaudited consolidated financial statements and notes thereto for the quarter ended September 30, 2021, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, our consolidated financial statements and notes thereto for the year ended December 31, 2020, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2020 Annual Report, and the “Use of Proceeds” section included in this prospectus supplement, together with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
($ in thousands, except share and per share data)	September 30, 2021	As Further Adjusted for this Offering
Cash and due from banks	$1,389,287	$1,456,662
Borrowings
Subordinated debentures and notes	204,103	204,103
Federal Home Loan Bank advances	50,000	50,000
Other borrowings	219,484	219,484
Notes payable	24,286	24,286
Total borrowings	$497,873	$497,873
Shareholders’ equity
Preferred Stock ($.01 par value; 5,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2021; 70,000 shares of Series A Preferred Stock issued and outstanding, as adjusted)	—	67,375
Common stock, $.01 par value; 75,000,000 shares authorized; 40,352,097 shares issued	404	404
Treasury stock, at cost; 1,980,093 shares	(73,528)	(73,528)
Additional paid-in capital	1,031,146	1,031,146
Retained earnings	461,711	461,711
Accumulated other comprehensive income	19,902	19,902
Total shareholders’ equity	$1,439,635	$1,507,010
Total debt and shareholders’ equity	$1,937,508	$2,004,883
Capital Ratios
Common equity tier 1 ratio	11.2%	11.2%
Tier 1 ratio	12.2%	12.9%
Total capital ratio	14.5%	15.2%
Leverage ratio	9.7%	10.2%

DESCRIPTION OF THE SERIES A PREFERRED STOCK
The following is a brief description of the material terms of the Series A Preferred Stock. The following description does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), including the Certificate of Designation relating to the Series A Preferred Stock (the “Certificate of Designation”), copies of which are available upon request from us, and the applicable provisions of the Delaware General Corporation Law.
General
The Series A Preferred Stock is a single series of our authorized preferred stock. We are offering 2,800,000 depositary shares (or 3,000,000 depositary shares, if the underwriters exercise their option to purchase additional depositary shares in full), representing fractional interests in 70,000 shares of the Series A Preferred Stock (or 75,000 shares of the Series A Preferred Stock if the underwriters exercise their option in full) by this prospectus supplement and the accompanying prospectus. Shares of the Series A Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. The depositary will be the sole holder of shares of the Series A Preferred Stock, and all references in this prospectus supplement to the holders of the Series A Preferred Stock shall mean the depositary. The holders of depositary shares will be entitled through the depositary to exercise their proportional rights and preferences of the Series A Preferred Stock, as described in the section entitled “Description of the Depositary Shares” in this prospectus supplement.
The Series A Preferred Stock will not be convertible into, or exchangeable for, shares of our common stock or any other class or series of other securities of the Company. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of the Company to redeem, retire or repurchase the Series A Preferred Stock. The Series A Preferred Stock represents non-withdrawable capital, will not be an account of an insurable type, and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.
The number of designated shares of the Series A Preferred Stock initially is 70,000 and the “stated amount” per share is $1,000. The number of designated shares may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by resolution of our board of directors (or a duly authorized committee thereof), without the vote or consent of the holders of the Series A Preferred Stock. Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by us will be cancelled and shall revert to authorized but unissued shares of preferred stock undesignated as to series. We have the authority to issue fractional shares of Series A Preferred Stock.
We reserve the right to re-open this series and issue additional shares of the Series A Preferred Stock and the related depositary shares either through public or private sales at any time and from time to time without notice to or the consent of holders of the Series A Preferred Stock, provided that such additional shares of Series A Preferred Stock will only be issued if they are fungible with the original shares for U.S. federal income tax purposes. The additional shares of Series A Preferred Stock and the related depositary shares will form a single series with the Series A Preferred Stock and the related depositary shares, respectively, offered by this prospectus supplement. Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock, except that shares of Series A Preferred Stock issued in connection with the exercise by the underwriters of their option to purchase additional depositary shares may be issued within 30 days of the date of this prospectus supplement, and those shares will be entitled to dividends, if any, from the date of original issuance of the Series A Preferred Stock.
Ranking
With respect to the payment of dividends by, and distributions of assets upon any liquidation, dissolution or winding up of, the Company, the Series A Preferred Stock will rank:
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senior to our common stock and any class or series of our stock that may be issued in the future that is not expressly stated to be on parity with or senior to the Series A Preferred Stock with respect to such dividend and distributions, which we refer to as junior stock;

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on parity with, or equally to, any class or series of our capital stock we have issued and may issue in the future that is expressly stated to be on parity with the Series A preferred stock with respect to such dividends and distributions, which we refer to as parity stock;

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junior to any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series A Preferred Stock with respect to such dividends and distributions, if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, which we refer to as senior stock; and

•
junior to our secured and unsecured debt.

Dividends
General
Dividends on the Series A Preferred Stock will not be cumulative or mandatory. If our board of directors, or a duly authorized committee thereof, does not declare a dividend on the Series A Preferred Stock in respect of a dividend period, then no dividend shall be deemed to be payable for such dividend period, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors, or a duly authorized committee thereof, declares a dividend on the Series A Preferred Stock or any other class or series of our capital stock for any future dividend period. A “dividend period” is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series A Preferred Stock.
Holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or a duly authorized committee thereof, only out of funds legally available for the payment of dividends, non-cumulative cash dividends payable on the stated amount of $1,000 per share at a rate of 5.00% per annum, and no more, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each such date, a “dividend payment date”); provided, however, that if any such dividend payment date is not a business day, then such date shall nevertheless be a dividend payment date but dividends on the Series A Preferred Stock shall be paid on the next succeeding business day (without interest or any other adjustment to the amount of dividends paid in respect of such delayed payment) . In the event that we issue additional shares of Series A Preferred Stock after the original issue date, those shares will be entitled to dividends that are declared on or after the date they are issued, provided that any shares of Series A Preferred Stock issued in connection with the exercise by the underwriters of their option to purchase additional depositary shares may be issued within 30 days of the date of this prospectus supplement, and those shares will be entitled to dividends, if any, from the date of original issuance of the Series A Preferred Stock or any other date specified by the board of directors or a duly authorized committee thereof at the time such additional shares are issued.
If any dividend payment date is not a business day, then the applicable dividend will be paid on the next business day without any adjustment to, or interest on, the amount of dividends paid. We will not pay interest or any sum of money instead of interest on any dividend, or in lieu of dividends not declared. A business day means any weekday that is not a legal holiday in New York, New York, and is not a day on which banking institutions in New York, New York or Clayton, Missouri, are closed.
Dividends will be payable to holders of record of Series A Preferred Stock as they appear on our stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 60 days nor less than 10 days before the applicable dividend payment date, as shall be fixed by our board of directors, or a duly authorized committee thereof, in advance of payment of each particular dividend. The corresponding record dates for the depositary shares will be the same as the record dates for the Series A Preferred Stock.
Dividends payable on the Series A Preferred Stock will be calculated for each dividend period (or portion thereof) on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series A Preferred Stock will cease to accrue on the redemption date, if any, as described below under “— Redemption,” unless we default in the payment of the redemption price of the shares of the Series A Preferred Stock called for redemption.
Restrictions on Dividends, Redemptions and Repurchases
Under Delaware law, subject to limited exceptions relating to our net earnings in specified periods, we may declare or pay dividends on the Series A Preferred Stock only if, after payment of such dividends, we would be able to pay our indebtedness as it becomes due in the usual course of business and only to the extent by which our total assets after payment of such dividends exceed the sum of our total liabilities. When the need to make these determinations arises, our board of directors will determine the amount of our total assets, total liabilities and liquidation preference amount with regard to outstanding shares of Series A Preferred Stock in accordance with Delaware law.
The Company’s ability to pay dividends on the Series A Preferred Stock also depends on the ability of the Bank to pay dividends to the Company. The ability of the Company and the Bank to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Federal Reserve, FDIC and the Missouri Division of Finance as applicable.
So long as any share of Series A Preferred Stock remains outstanding, unless dividends on all outstanding shares of Series A Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment:
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no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan);

•
no monies may be paid or made available for a sinking fund for the redemption or retirement of any junior stock nor shall any shares of junior stock be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to or during the most recently completed preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged or (vii) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and

•
no monies may be paid or made available for a sinking fund for the redemption or retirement of any parity stock nor shall any shares of parity stock, be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period (other than (i) any purchase or other acquisition of shares of Series A Preferred Stock and parity stock in accordance with a purchase offer made in writing or by publication (as determined by our board of directors, or a duly authorized committee thereof), to all holders of such shares on such terms as our board of directors (or a duly authorized committee thereof), after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes, (ii) as a result of a reclassification of parity stock for or into other parity stock, (iii) the exchange or conversion of parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to or during the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, or (vii) the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians).
If our board of directors (or a duly authorized committee thereof) elects to declare only partial instead of full dividends for a dividend payment date and the related dividend period on the shares of Series A Preferred Stock or any class or series of our stock that ranks on a parity with the Series A Preferred Stock in the payment of current dividends, then, to the extent permitted by the terms of the Series A Preferred Stock and each outstanding series of dividend parity stock, such partial dividends shall be declared on shares of Series A Preferred Stock and dividend parity stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any dividend parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such dividend parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series A Preferred Stock or any series of dividend parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series applicable (in either case, a “second series”), then, for purposes of this paragraph, our board of directors (or a duly authorized committee thereof) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Series A Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series A Preferred Stock.
As used in this prospectus supplement, “parity stock” means any other class or series of stock of the Company that ranks on a parity with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company. As used in this prospectus supplement, “dividend parity stock” means any class or series of our stock that ranks on a parity with the Series A Preferred Stock in the payment of current dividends. As of the date of this prospectus supplement, there are no series of parity stock outstanding. See “— Other Preferred Stock” below.
As used in this prospectus supplement, “senior stock” means any other class or series of stock of the Company ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company. As of the date of this prospectus supplement, there are no series of senior stock outstanding. See “— Other Preferred Stock” below.
Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors, or a duly authorized committee thereof, may be declared and paid on our common stock and any other junior stock from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock shall not be entitled to participate in any such dividend.
Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy rules.
Redemption
Optional Redemption
The Series A Preferred Stock is perpetual and has no maturity date. The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Series A Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after December 15, 2026, at a redemption price equal to the stated amount of $1,000 per share (equivalent to

$25.00 per depositary share), together (except as otherwise provided herein) with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. Neither the holders of Series A Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series A Preferred Stock, and should not expect such redemption or repurchase. Notwithstanding the foregoing, we may not redeem shares of the Series A Preferred Stock without having received the prior approval of the “appropriate federal banking agency” with respect to us, as defined in Section 3(q) of the Federal Deposit Insurance Act, or any successor provision (the “appropriate federal banking agency”), if then required under capital rules applicable to us. Our appropriate federal banking agency is the Federal Reserve.
Redemption Following a Regulatory Capital Treatment Event
We may redeem shares of the Series A Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $1,000 per share (equivalent to $25.00 per depositary share), together (except as otherwise provided herein) with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. Such redemption shall be subject to prior approval of the Federal Reserve, if the Series A Preferred Stock is capital for bank regulatory purposes or such approval is otherwise required.
A “regulatory capital treatment event” means the good faith determination by the Company that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series A Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of the Series A Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series A Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full stated amount of $1,000 per share of Series A Preferred Stock then outstanding as Tier 1 Capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Series A Preferred Stock is outstanding. Dividends will cease to accrue on those shares on the redemption date.
Redemption Procedures
If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series A Preferred Stock or any depositary shares representing interests in the Series A Preferred Stock are held in book-entry form through DTC or any other similar facility, we may give such notice at such time and in any manner permitted by such facility). Any notice delivered as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the delivery thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Each notice of redemption will include a statement setting forth:
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the redemption date;

•
the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Series A Preferred Stock to be redeemed from the holder;

•
the redemption price;

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the place or places where the certificates evidencing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; and

•
that dividends on such shares will cease to accrue on the redemption date.

If notice of redemption of any shares of Series A Preferred Stock has been duly given and if on or before the redemption date specified in the notice all funds necessary for such redemption have been irrevocably set aside by us separate and apart from our other assets, in trust for the pro rata benefit of the holders of any shares of Series A Preferred Stock so called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series A Preferred Stock are issued in certificated form, on and after the redemption date, unless we default in the payment of the redemption price of the shares of the Series A Preferred Stock called for redemption, dividends will cease to accrue on all shares of Series A Preferred Stock so called for redemption, and all such shares of Series A Preferred Stock so called for redemption shall no longer be deemed outstanding and all rights of the holders of such shares with respect to such shares will terminate, including rights described under “— Voting Rights” below, except the right to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares. See “Description of Depositary Shares” in this prospectus supplement for information about redemption of the depositary shares relating to the Series A Preferred Stock.
The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent, if the shares of Series A Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.
In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot. Subject to the provisions hereof (or, if the depositary shares are issued or held in book-entry form through DTC or another facility, in accordance with the procedures of such facility), our board of directors, or a duly authorized committee thereof, shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time. If we shall have issued certificates for the Series A Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.
Under the Federal Reserve’s current capital regulations applicable to financial holding companies, any redemption of the Series A Preferred Stock is subject to prior approval by the Federal Reserve and the Company must either replace the shares to be redeemed with an equal amount of Tier 1 Capital or additional Tier 1 Capital or demonstrate to the Federal Reserve that the Company will continue to hold capital commensurate with its risk. See “Risk Factors — We may be able to redeem the Series A Preferred Stock prior to December 15, 2026. On or after December 15, 2026, we may redeem the Series A Preferred Stock on any dividend payment date.” Any redemption of the Series A Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth by the Federal Reserve applicable to redemption of the Series A Preferred Stock.
The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Neither the holders of the Series A Preferred Stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series A Preferred Stock.
Liquidation Rights
In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, before any distribution or payment out of our assets may be made to or set aside for the holders of any junior stock, holders of the Series A Preferred Stock are entitled to receive out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) an amount equal to the stated amount of $1,000 per share (equivalent to $25.00 per depositary share), together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the date of such payment, referred to herein as the liquidation preference. Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.
In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preference in full to all holders of the Series A Preferred Stock and all holders of any class or series of our stock that ranks on parity with the Series A Preferred Stock in the distribution of assets on liquidation, or the liquidation preference parity stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of all liquidation preference parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of the Series A Preferred Stock and all such liquidation preference parity stock. In any such distribution, the “liquidation preference” of any holder of our stock other than the Series A Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a noncumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable. If the liquidation preference has been paid in full to all holders of Series A Preferred Stock and all holders of any liquidation preference parity stock, the holders of our junior stock will be entitled to receive all remaining assets of the Company according to their respective rights and preferences.
For purposes of this section, the merger, consolidation or other business combination of the Company with any other entity, including a transaction in which the holders of Series A Preferred Stock receive cash, securities or property for their shares, or the sale, lease, conveyance, transfer or exchange of all or substantially all of the assets of the Company for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Company.
Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of the Series A Preferred Stock, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.
Voting Rights
Except as provided below or otherwise required by law, the holders of the Series A Preferred Stock will have no voting rights.
Right to Elect Two Directors upon Nonpayment of Dividends
If and whenever dividends payable on Series A Preferred Stock or any class or series of parity stock having voting rights equivalent to those described in this paragraph, referred to herein as voting parity stock, have not been declared and paid (or, in the case of voting parity stock bearing dividends on a cumulative basis, shall be in arrears) in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent, whether or not consecutive, referred to herein as a nonpayment event, the number of directors on the board of directors shall automatically be increased by two and the holders of Series A Preferred Stock, together with the holders of any outstanding voting parity stock then entitled to vote for additional directors, voting together as a single class, shall be entitled to elect by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock the two additional directors, referred to herein as the preferred stock directors; provided that the election of any such directors shall not cause us to violate the corporate governance requirement of Nasdaq (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our board of directors shall at no time include more than two preferred stock directors (including, for purposes of this limitation, all directors that the holders of any series of voting preferred stock are entitled to elect pursuant to like voting rights).
In the event that the holders of Series A Preferred Stock and such other holders of voting parity stock shall be entitled to vote for the election of the preferred stock directors following a nonpayment event, such directors shall be initially elected following such nonpayment event only at a special meeting called at the request of the holders of record of at least 20% of the stated amount of the Series A Preferred Stock and each other series of voting parity stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of our stockholders. Such request to call a special meeting for the initial election of the preferred stock directors after a nonpayment event shall be made by written notice, signed by the requisite holders of Series A Preferred Stock or voting parity stock, and delivered to our Corporate Secretary in such manner as provided for in the Certificate of Designation, or as may otherwise be required or permitted by applicable law. If our Corporate Secretary fails to call a special meeting for the election of the preferred stock directors within 20 days of receiving proper notice, any holder of Series A Preferred Stock or voting parity stock may call such a meeting at our expense solely for the election of the preferred stock directors, and for this purpose and no other (unless provided otherwise by applicable law) such Series A Preferred Stock holder shall have access to our stock ledger.
Any preferred stock director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series A Preferred Stock and voting parity stock, voting together as a single class in proportion to their respective stated amounts. The preferred stock directors elected at a special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as described below. In case any vacancy shall occur among the preferred stock directors, a successor shall be elected by our board of directors to serve until the next annual meeting of the stockholders on the nomination of the then remaining preferred stock director or, if no preferred stock director remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock and such voting parity stock for which dividends have not been paid, voting as a single class, provided that the election of any such directors shall not cause us to violate the corporate governance requirement of Nasdaq (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote of stockholders to remove, or to fill a vacancy in the office of, a preferred stock director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of a preferred stock director after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The preferred stock directors shall each be entitled to one vote per director on any matter that shall come before our board of directors for a vote.
When (i) dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series A Preferred Stock on four consecutive dividend payment dates following a nonpayment event and (ii) the rights of holders of any voting parity stock to participate in electing the preferred stock directors shall have ceased, the right of holders of the Series A Preferred Stock to participate in the election of preferred stock directors shall cease (but subject always to the revesting of such voting rights in the case of any future nonpayment event), the terms of office of all the preferred stock directors shall immediately terminate, and the number of directors constituting our board of directors shall automatically be reduced accordingly. In determining whether dividends have been paid for at least four consecutive quarterly dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for any dividend period after the regular dividend payment date for that period has passed.
In addition, if and when the rights of holders of Series A Preferred Stock terminate for any reason, including under circumstances described above under “— Redemption,” such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date) and the terms of any additional directors elected by the holders of Series A Preferred Stock and any voting parity stock shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of voting parity stock have similarly terminated.
Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock (including the Series A Preferred Stock) are or become entitled to vote for the election of directors, such series, along with any other holders of stock that are entitled to vote for the election of directors with that series, will be deemed a class of voting securities. A company holding 25% or more of that class, or less if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended, or the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that class. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that class.
Other Voting Rights
So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or our Certificate of Incorporation, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A Preferred Stock, voting together with any other series of preferred stock that would be adversely affected in substantially the same manner and entitled to vote as a single class in proportion to their respective stated amounts (to the exclusion of all other series of preferred stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary to:
•
amend or alter our Certificate of Incorporation to authorize or increase the authorized amount of, or issue shares of, any class or series of our capital stock ranking senior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

•
amend, alter or repeal the provisions of our Certificate of Incorporation so as to materially and adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock, taken as a whole; provided, however, that any amendment to authorize or create, or increase the authorized amount of, any class or series of stock that does not rank senior to the Series A Preferred Stock in either payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to affect adversely the powers, preferences, privileges or rights of the Series A Preferred Stock; or

•
consummate (i) a binding share-exchange or reclassification involving the Series A Preferred Stock or (ii) a merger or consolidation of the Company with or into another entity (whether or not a corporation), unless in each case (A) the shares of the Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the Series A Preferred Stock is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock (including the Series A Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote to the exclusion of all other series of preferred stock.
Without the consent of the holders of the Series A Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:
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to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designation for the Series A Preferred Stock that may be defective or inconsistent; or

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to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the Certificate of Designation.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect the redemption.
Voting Rights under Delaware Law
Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our amended and restated certificate of incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in our amended and restated certificate of incorporation.
Other Preferred Stock
Our Certificate of Incorporation authorizes our board of directors to create and provide for the issuance of one or more series of preferred stock, par value $.01 per share, without the approval of our stockholders. Our board of directors or a duly authorized committee thereof can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. Our Certificate of Incorporation authorizes 5,000,000 shares of preferred stock, par value $.01 per share, which may be designated and issued in one or more series.
Depositary Agent, Transfer Agent and Registrar
Computershare N.A. will be the depositary and transfer agent and registrar for the Series A Preferred Stock. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will use our best efforts to ensure that there is, at all relevant times when the Series A Preferred Stock is outstanding, a person or entity appointed and serving as transfer agent and/or registrar. The transfer agent and/or registrar may be a person or entity affiliated with us.
Preemptive and Conversion Rights
The holders of the Series A Preferred Stock do not have any preemptive rights. The Series A Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.
Governing Law
The Series A Preferred Stock will be governed by Delaware Law.

DESCRIPTION OF THE DEPOSITARY SHARES
The following description summarizes specific terms and provisions of the depositary shares relating to the Series A Preferred Stock. The following summary of the terms and provisions of the depositary shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the deposit agreement, which will be included as an exhibit to a Current Report on Form 8-K filed with the SEC.
General
This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series A Preferred Stock. As described above under “Description of the Series A Preferred Stock,” we are issuing depositary shares representing proportional fractional interests in shares of the Series A Preferred Stock. Each depositary share represents a 1/40th ownership interest in a share of Series A Preferred Stock and will be evidenced by depositary receipts. We will deposit the underlying shares of the Series A Preferred Stock with a depositary pursuant to a deposit agreement among us, Computershare N.A., acting as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares, referred to herein as the Deposit Agreement. Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series A Preferred Stock represented by such depositary share, to all the rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).
In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the section entitled “Book-Entry Issuance” in this prospectus supplement.
Immediately following the issuance of the Series A Preferred Stock, we will deposit the Series A Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of Deposit Agreement and the depositary receipt may be obtained from us upon request and in the manner described in the section entitled “Where You Can Find Additional Information” in this prospectus supplement.
Amendment and Termination of the Deposit Agreement
We may amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time and from time to time by agreement with the depositary without the consent of the holders of depositary receipts. However, any amendment that will materially and adversely alter the rights of the holders of depositary receipts will not be effective unless the holders of at least two-thirds of the affected depositary shares then outstanding approve the amendment. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipts, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.
We will make no amendment that impairs the right of any holder of depositary shares to receive shares of the Series A Preferred Stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency, or commission, or applicable securities exchange.
The Deposit Agreement may be terminated:
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if all outstanding depositary shares have been redeemed pursuant to the Deposit Agreement;

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if there shall have been a final distribution made in respect of the Series A Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of depositary receipts representing depositary shares pursuant to the terms of the Deposit Agreement; or

•
upon the consent of holders of depositary receipts representing in the aggregate not less than two-thirds of the depositary shares outstanding.

We may terminate the Deposit Agreement at any time, and the depositary will give notice of that termination to the holders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the Series A Preferred Stock as are represented by those depositary shares.
Dividends and Other Distributions
Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on the related share of the Series A Preferred Stock.
The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series A Preferred Stock to the record holders of depositary shares relating to the underlying Series A Preferred Stock in proportion to the number of depositary shares held by the holders. If the Company makes a distribution other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series A Preferred Stock.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or the shares of the Series A Preferred Stock until such taxes or other governmental charges are paid.
Redemption of Depositary Shares
If we redeem the Series A Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series A Preferred Stock held by the depositary. The redemption price per depositary share is expected to be equal to 1/40th of the redemption price per share payable with respect to the Series A Preferred Stock (or $25.00 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date, on the shares of the Series A Preferred Stock.
Whenever we redeem shares of Series A Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series A Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot. In any case, the depositary will redeem the depositary shares only in increments of 40 depositary shares and any integral multiple thereof. The depositary will provide notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series A Preferred Stock and the related depositary shares.
Voting of the Series A Preferred Stock
Because each depositary share represents a 1/40th interest in a share of the Series A Preferred Stock, holders of depositary receipts will be entitled to 1/40th of a vote per depositary share under those limited circumstances in which holders of the Series A Preferred Stock are entitled to a vote, as described above in “Description of the Series A Preferred Stock — Voting Rights.”
When the depositary receives notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to the Series A

Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series A Preferred Stock, may instruct the depositary to vote the amount of the Series A Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series A Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series A Preferred Stock, it will vote all depositary shares held by it proportionately with instructions received.
Depositary Agent, Transfer Agent and Registrar
Computershare N.A. will be the depositary and transfer agent and registrar for the depositary shares. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of the prior depositary’s removal.
Form and Notices
The Series A Preferred Stock will be issued in registered form to the depositary, and the depositary shares will be issued in book-entry form through DTC, as described in “Book-Entry Issuance” in this prospectus supplement. The depositary will forward to the holders of the depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Series A Preferred Stock.
Listing of Depositary Shares
We have applied to list the depositary shares on Nasdaq under the symbol “EFSCP.” However, there is no guarantee that we will be able to list the depositary shares. If approved, we expect trading of the depositary shares on Nasdaq to begin within the 30-day period following the original issue date. Listing of the depositary shares on Nasdaq does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily. We do not expect that there will be any separate public trading market for the Series A Preferred Stock except as represented by the depositary shares.

BOOK-ENTRY ISSUANCE
We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for DTC, or such other name as may be requested by an authorized representative of DTC. The global depositary receipts will be deposited with the depositary.
Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. DTC or its nominee will thus be the only registered holder of the depositary receipts representing the depositary shares and will be considered the sole owner of the depositary receipts for purposes of the deposit agreement.
Global depositary receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global depositary receipts may be held through the Euroclear System, referred to herein as Euroclear and Clearstream Banking, S.A., referred to herein as Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global depositary receipts will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.
DTC has also advised us that, upon the issuance of the depositary receipts evidencing the depositary shares, it will credit, on its book-entry registration and transfer system, the depositary shares evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global depositary receipts will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global depositary receipts will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global depositary receipts).
Investors in the global depositary receipts that are participants may hold their interests therein directly through DTC. Investors in the global depositary receipts that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global depositary receipts on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global depositary receipt, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in depositary receipts to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global depositary receipt to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
So long as DTC or any successor depositary for a depositary receipt, or any nominee, is the registered holder of such depositary receipt, DTC or such successor depositary or nominee will be considered the sole owner or holder of the depositary shares represented by such depositary receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except as set forth below, owners of beneficial interests in a depositary receipt will not be entitled to have depositary shares represented by such depositary receipt registered in their names, will not receive or be entitled to receive physical delivery of depositary shares or depositary receipts in definitive form, and will not be considered the owners or holders thereof for any purpose under the deposit agreement. Accordingly, each person owning a beneficial interest in a depositary receipt must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the deposit agreement. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the depositary receipts desires to give any consent or take any action under the deposit agreement, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.
Payment of dividends, if any, distributions upon liquidation, or other distributions with respect to the depositary shares that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global depositary receipts representing the depositary shares. Under the terms of the deposit agreement, the depositary will treat the persons in whose names the depositary shares, including the depositary receipts, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any depositary, nor any agent of us or any such depositary will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the depositary receipts, for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.
We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation, or other distributions with respect to the depositary receipts, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global depositary receipts held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depositary, nor any agent of us or of any such depositary. Neither we nor any such depositary or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the depositary shares, and we and any such depositary or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global depositary receipts in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of depositary shares only at the direction of one or more participants to whose account DTC has credited the interests in the global depositary receipts and only in respect of such portion of the aggregate amount of the depositary shares as to which such participant or participants has or have given such direction.
Owners of beneficial interests in a global depositary receipt will not be entitled to receive physical delivery of the related depositary shares or any depositary receipts in certificated form and will not be considered the holders of the depositary shares or depositary receipts for any purposes under the instruments governing the rights and obligations of holders of depositary shares, and no depositary receipt will be exchangeable, except for another depositary receipt of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under deposit agreement.
Although DTC, Euroclear, and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear, and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any depositary, nor any agent of us or of any such depositary will have any responsibility for the performance by DTC, Euroclear, or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The information in this section, including any description of the operations and procedures of DTC, Euroclear, and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty, or contract modification of any kind. The operations and procedures of DTC, Euroclear, and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section is a summary of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the Series A Preferred Stock and the depositary shares representing interests in such Series A Preferred Stock. When we refer to the Series A Preferred Stock in this section, we mean both the Series A Preferred Stock and the depositary shares representing interests in such Series A Preferred Stock.
The summary is limited to taxpayers who will hold the Series A Preferred Stock as capital assets for tax purposes and who purchase the Series A Preferred Stock in the initial offering at the initial offering price. This discussion addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, including:
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a broker or dealer in securities or currencies,

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a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

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a bank or other financial institution,

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an insurance company,

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a regulated investment company,

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a tax-exempt organization,

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a person that purchases or sells the Series A Preferred Stock as part of a wash sale for tax purposes,

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persons subject to the alternative minimum tax,

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a controlled foreign corporation, passive foreign investment company,

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a partnership or other entity treated as a partnership for United States federal income tax purposes, or investors therein,

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a real estate investment trust,

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a person that will hold the Series A Preferred Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction,

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tax-qualified retirement plans, “qualified foreign pension funds” as defined in Section 897(l)(2) of the Internal Revenue Code and entities all of the interests of which are held by qualified foreign pension funds,

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a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar, or

•
a United States expatriates and former citizens or long-term residents of the United States.

This section is based on the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon the assumption that each obligation in the Deposit Agreement will be performed in accordance with its terms.
If a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) holds the Series A Preferred Stock, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding the Series A Preferred Stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Series A Preferred Stock.
Beneficial owners of depositary shares representing shares of the Series A Preferred Stock will be treated as owners of the underlying Series A Preferred Stock for United States federal income tax purposes. Exchanges of Series A Preferred Stock for depositary shares, and depositary shares for Series A Preferred Stock, generally will not be subject to United States federal income tax.
Please consult your own tax advisor concerning the consequences of owning the Series A Preferred Stock in your particular circumstances.
United States Holders
This subsection describes the material United States federal income tax consequences of an investment in the Series A Preferred Stock to a United States holder. You are a United States holder if you are a beneficial owner of a share of the Series A Preferred Stock and you are for United States federal income tax purposes:
•
an individual citizen or resident of the United States,

•
a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia,

•
an estate whose income is subject to United States federal income tax regardless of its source, or

•
a trust if (i) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a United States person.

If you are not a United States holder, this subsection does not apply to you and you should refer to “Non-United States Holders” below.
Distributions on the Series A Preferred Stock
Distributions with respect to our Series A Preferred Stock will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and will be includible in ordinary income. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our Series A Preferred Stock (and you will reduce your tax basis accordingly, but not below zero) and thereafter as capital gain from the sale or exchange of such Series A Preferred Stock. If you are a United States holder that is a corporation, dividends received by you will generally be eligible for the dividends-received deduction under the Internal Revenue Code if you meet certain holding period and other applicable requirements. However, the dividend may be treated as an “extraordinary dividend” that is subject to the special rules under Section 1059 of the Internal Revenue Code. If you are a noncorporate United States holder, dividends paid to you will generally qualify for taxation at preferential rates applicable to “qualified dividends” if you meet certain holding period and other applicable requirements. United States holders should consult their own tax advisors regarding application of the extraordinary dividend rules (in the case of corporate United Statesholders) and the availability of the dividends-received deduction or preferential qualified dividend tax rate in light of their particular circumstances.
Sale or Other Taxable Disposition of the Series A Preferred Stock Other than by Redemption
If you sell or otherwise dispose of your Series A Preferred Stock in a taxable transaction (other than by redemption), you generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the Series A Preferred Stock. Capital gain of a noncorporate United States holder generally is taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to certain limitations.
Redemption of the Series A Preferred Stock
The tax treatment of a redemption of Series A Preferred Stock depends upon whether the redemption is treated for United States federal income tax purposes as a sale or exchange of the Series A Preferred Stock or as a distribution on the Series A Preferred Stock. A redemption of Series A Preferred Stock will be treated as a sale or exchange of the Series A Preferred Stock if the redemption:
•
results in a complete termination of your stock interest in us; or

•
is not essentially equivalent to a dividend with respect to you.

In determining whether either of these tests has been met, shares of Series A Preferred Stock or other classes of our stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as any such shares actually owned, must be taken into account under certain circumstances.
If we redeem your Series A Preferred Stock in a redemption that meets one of the tests listed above, you generally would recognize capital gain or loss in an amount equal to the difference between the amount of cash you receive less your tax basis in the Series A Preferred Stock redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the Series A Preferred Stock for more than one year. Because the determination as to whether either of the tests listed above is satisfied with respect to any particular holder will depend upon the facts and circumstances as of the time the determination is made, you should consult your tax advisor regarding the treatment of a redemption.
If a redemption does not meet either of the tests described above, you generally would be taxed on the cash you receive as a distribution subject to the consequences described above under the heading “Distributions on the Series A Preferred Stock”.
Non-United States Holders
This subsection summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the Series A Preferred Stock by a Non-United States holder. You are a Non-United States holder if you are a beneficial owner of a share of the Series A Preferred Stock and you are for United States federal income tax purposes:
•
a nonresident alien individual,

•
a foreign corporation (or other entity taxable as a corporation for United States federal income tax purposes), or

•
an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain attributable to the Series A Preferred Stock.

If you are a United States holder, this subsection does not apply to you.
Distributions on the Series A Preferred Stock
Except as described below, if you are a Non-United States holder of the Series A Preferred Stock, dividends (including any redemption treated as a dividend for United States federal income tax purposes as discussed above under “United States Holders — Redemption of the Series A Preferred Stock”) paid to you are subject to United States federal withholding tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than at the lower treaty rate) on dividend payments to you, unless you have furnished to such payor:
•
a valid United States Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E, or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•
in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with United States Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the IRS.
If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment or fixed base that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to the relevant payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that:
•
you are not a United States person; and

•
the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your United States gross income.

“Effectively connected” dividends are taxed to Non-United States holders on a net income basis at rates applicable to United States citizens, resident aliens and United States corporations.
If you are a corporate Non-United States holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Gain on Disposition or Redemption of the Series A Preferred Stock
If you are a Non-United States holder, you generally will not be subject to United States federal income tax on gain that you realize on a disposition (including a redemption that is treated as a disposition as discussed above under “United States Holders — Redemption of the Series A Preferred Stock”) of the Series A Preferred Stock unless:
•
the gain is “effectively connected” with your conduct of a trade or business in the United States (and the gain is attributable to a permanent establishment or fixed base that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis);

•
you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

•
we are or have been a United States real property holding corporation for United States federal income tax purposes and certain other conditions are met. Although there is no assurance, we believe that we have not been, are not and will not become a United States real property holding corporation for United States federal income tax purposes.

If you are a Non-United States holder described in the first bullet point immediately above, you will be subject to tax on the net gain derived from the disposition at regular United States federal income tax rates. If you are a corporate Non-United States holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual Non-United States holder described in the second bullet point immediately above, you will be subject to a 30% tax (or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate) on the gain derived from the disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States provided the Non-United States holder timely files a U.S. federal income tax return with respect to such losses. Gain from a disposition of our Series A Preferred Stock described in the third bullet point above will be subject to U.S. federal income tax generally as if the gain were effectively connected with the conduct of a trade or business in the United States, except that the “branch profits tax” will not apply.
As discussed above in “United States Holders — Redemption of the Series A Preferred Stock,” certain redemptions may be treated as dividends for United States federal income tax purposes. See “— Distributions on the Series A Preferred Stock,” above, for a discussion of the tax treatment of such redemptions. Furthermore, if a withholding agent is unable to determine whether the redemption should be treated as a distribution, such withholding agent may be required to withhold tax at a 30% rate on the full amount you receive (in which case, you may be eligible to obtain a refund of all or a portion of any tax.
FATCA Withholding
Pursuant to Sections 1471 through 1474 of the Internal Revenue Code, commonly known at the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax may be imposed on certain payments to certain foreign financial institutions, investment funds and other non-United States persons if you or any such institution or person receiving payments on your behalf fails to comply with information reporting requirements (“FATCA withholding”). You could be affected by this withholding with respect to dividends you receive on your Series A Preferred Stock if you are subject to the information reporting requirements and fail to comply with them or if you hold Series A Preferred Stock through a non-United States person (e.g., a foreign bank or broker) that is subject to FATCA withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
Backup Withholding and Information Reporting
If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you, and the payment of proceeds to you from the sale (including by redemption) of Series A Preferred Stock effected at a United States office of a broker.
Additionally, backup withholding (currently at a rate of 24%) may apply to such payments if you fail to provide an accurate taxpayer identification number or (in the case of dividend payments) you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns. United States holders should provide the payor with their correct taxpayer identification number on a properly completed IRS Form W-9.
If you are a Non-United States holder, we and other payors are required to report distributions on the Series A Preferred Stock on IRS Form 1042-S even if the distributions are exempt from withholding. Copies of the information returns reporting such distributions and any withholding may also be made available by the IRS to the taxing authorities in the country in which you reside under the provisions of an applicable tax treaty or agreement. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of Series A Preferred Stock effected at a United States office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of Series A Preferred Stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.
Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your United States federal income tax liability (if any), and you generally will be entitled to a refund of any amounts withheld that exceed your United States federal income tax liability, provided the required information is timely furnished to the IRS.
THE PRECEDING DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT BEING PROVIDED AS, OR INTENDED TO CONSTITUTE, TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING OR DISPOSING OF THE SERIES A PREFERRED STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, AND OF ANY CHANGES OR PROPOSED CHANGES IN APPLICABLE LAW.

BENEFIT PLAN INVESTOR CONSIDERATION
The following summary regarding certain aspects of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Internal Revenue Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus supplement. This summary is general in nature and does not address every issue pertaining to ERISA and the Internal Revenue Code that may be applicable to us, the depositary shares or a particular investor.
A fiduciary of a pension, profit-sharing or other employee benefit plan subject to ERISA (each, an “ERISA Plan”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the depositary shares. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit ERISA Plans, as well as individual retirement accounts and other plans that are subject to Section 4975 of the Internal Revenue Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” (as defined under ERISA) with persons who are “parties in interest” under Section 406 of ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code with respect to the Plan. A violation of these prohibited transaction rules may result in an excise tax or other liabilities being imposed under ERISA or the Internal Revenue Code on those persons and/or penalties and liabilities being assessed under ERISA and the Internal Revenue Code on the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Internal Revenue Code, that have not made an election under Section 410(d) of the Internal Revenue Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non- ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, but may be subject to similar provisions under other applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).
The acquisition, holding or disposition of the depositary shares by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, certain of our affiliates or the underwriters are or become a party in interest or disqualified person may result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, unless the depositary shares are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase, holding or disposition of depositary shares. These exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide limited relief from the prohibited transactions provisions of ERISA and Section 4975 of the Internal Revenue Code for certain transactions, provided that neither the issuer of the Series A Preferred Stock nor the underwriters, nor any of their respective affiliates (directly or indirectly), have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” (as defined under ERISA) in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemption will be satisfied with respect to the depositary shares and a fiduciary of a Plan, Plan Asset Entity or Non-ERISA-Arrangement should consider the application of the rules and exemptions referred to above to the purchase, holding and disposition of the shares or the exercising or any rights thereto relating to the Plan, Plan Asset Entity or Non-ERISA-Arrangement.

Because of the foregoing, depositary shares should not be acquired by any person investing assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition will not constitute a non-exempt prohibited transaction under ERISA and the Internal Revenue Code or similar violation of any applicable Similar Laws.
Any purchaser of depositary shares or any interest therein will be deemed to have represented by its acquisition of the depositary shares that it either (i) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the depositary shares on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (ii) the acquisition, holding and disposition of the depositary shares will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a similar violation under any applicable Similar Laws.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing depositary shares or any interest therein on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of depositary shares or any interest therein have exclusive responsibility for ensuring that their purchase and holding of the depositary shares or any interest therein do not violate the fiduciary or prohibited transaction rules of ERISA or the Internal Revenue Code or any similar provisions of Similar Laws. The sale of depositary shares to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by, or is appropriate for, any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.
ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN THE DEPOSITARY SHARES THAT IS, OR IS ACTING ON BEHALF OF, A PLAN, PLAN ASSET ENTITY, OR NON-ERISA-ARRANGEMENT IS STRONGLY URGED TO CONSULT ITS OWN LEGAL AND TAX ADVISORS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT UNDER ERISA, THE INTERNAL REVENUE CODE AND ANY OTHER SIMILAR LAWS AND ITS ABILITY TO MAKE THE REPRESENTATIONS DESCRIBED ABOVE.

UNDERWRITING
We have entered into an underwriting agreement dated November 9, 2021 with the underwriters named below. In the underwriting agreement, we agreed to sell to each of the underwriters, and each of the underwriters agreed to purchase from us, the number of depositary shares, each representing a 1/40th ownership interest in a share of the Series A Preferred Stock, shown opposite its name below, at the public offering price, less the underwriting discount, both on the cover page of this prospectus supplement. Keefe, Bruyette & Woods, Inc. is acting as representative of the underwriters.
Underwriters	Number of Depositary Shares
Keefe, Bruyette & Woods, Inc.	1,120,000
Raymond James & Associates, Inc.	1,120,000
Boenning & Scattergood, Inc.	280,000
Janney Montgomery Scott LLC	280,000
Total	2,800,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the depositary shares sold under the underwriting agreement if any of these depositary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the depositary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 200,000 depositary shares from us at the public offering price less the underwriting discount. To the extent such option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase depositary shares approximately proportionate to such underwriter’s initial purchase commitment.
Commissions and Discounts
The underwriters propose to offer some of the depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the depositary shares to dealers at the public offering price less a concession not to exceed $0.50 per depositary share sold to investors. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per depositary share sold to investors. After the initial offering of the depositary shares to the public, the representatives may change the public offering price, concession and discount.
	Per Depositary Share	No Exercise	Full Exercise
Public offering price	$25.00	$70,000,000	$75,000,000
Underwriting discount	$0.7875	$2,205,000	$2,362,500
Proceeds, before expenses, to us	$24.2125	$67,795,000	$72,637,500
The expenses of the offering, not including the underwriting discount, are estimated at $420,000 and are payable by us. Among such expenses, we have agreed to reimburse the underwriters for their fees and disbursements of legal counsel in an amount not to exceed $125,000 and also pay for the FINRA-related fees and expenses of the underwriters’ legal counsel.
Nasdaq Global Select Market Listing
Prior to this offering, there has been no public market for the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series A Preferred Stock except as represented by the depositary shares. We have applied to list the depositary shares on Nasdaq under the symbol “EFSCP.” If the application is approved, we expect trading of the depositary shares on Nasdaq to begin within 30 days after the initial delivery of the depositary shares.
Clear-Market
We have agreed that, from the date of the underwriting agreement and for a period of 90 days after the date of this prospectus supplement, we will not, without the prior written consent of the representative, directly or indirectly, issue, offer, sell, offer to sell, or grant any option to sell, pledge, transfer or otherwise dispose of any preferred securities, any preferred stock or any other securities, including any backup undertaking of such preferred stock or other securities, in each case that are substantially similar to the Series A Preferred Stock, or any securities exchangeable for or convertible into the preferred stock or such substantially similar securities.
Price Stabilization, Short Positions
In connection with the offering, the underwriters may purchase and sell the depositary shares or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater liquidation preference amount of depositary shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing depositary shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of depositary shares or shares of our common stock made by the underwriters in the open market to peg, fix or maintain the price of the depositary shares or our common stock prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the depositary shares or preventing or retarding a decline in the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares or our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including, without limitation, serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Delivery of the Depositary Shares
We expect that delivery of the depositary shares will be made upon the instructions of the joint book-running managers against payment on or about the date specified on the cover of this prospectus supplement, which is the business day following the date of pricing of the depositary shares. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on any date prior to the second business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors in this regard.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the depositary shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the depositary shares in any jurisdiction where action for that purpose is required. Accordingly, the depositary shares may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the depositary shares may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.
The underwriters may arrange to sell the depositary shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.
Canada
The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Europe an Economic Area — Prohibition of Sales to EEA Retail Investors
The depositary shares are not intended to be offered, sold or otherwise made available to any retail investor in the European Economic Area, or the EEA. For these purposes,

(a)
a “retail investor” means a person who is one (or more) of:

(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)
a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”), and

(b)
an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the depositary shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus or supplement a prospectus for offers of the depositary shares. This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the Prospectus Regulation.
Hong Kong
The depositary shares may not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the depositary shares may be issued or may be in the possession of any person for the purpose of the issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the depositary shares which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) or any rules made under that Ordinance.
Japan
No securities registration statement has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the depositary shares. The depositary shares are being offered in a private placement to “qualified institutional investors” ?(tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the depositary shares in this offer may not transfer or resell those depositary shares except to other QIIs.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor, as defined in Section 4A of the Securities and Future Act (Chapter 289) of Singapore,

as modified or amended from time to time (the “SFA”) pursuant to Section 274 of the SFA, (ii) to a “relevant person” ?(as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the depositary shares are subscribed and purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole whole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the depositary shares under Section 275 of the SFA except:

(i)
to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(1A) or Section 276(4)(i)(B) of the SFA) and in accordance with the conditions, specified in Section 275 of the SFA;

(ii)
(in the case of a corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA, or (in the case of a trust) where the transfer arises from an offer that is made on terms that such rights or interests are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets;

(iii)
where no consideration is or will be given for the transfer;

(iv)
where the transfer is by operation of law;

(v)
as specified in Section 276(7) of the SFA; or

(vi)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivative Contracts) Regulations 2018.

By accepting this prospectus supplement, the recipient hereof represents and warrants that he is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B (1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are “prescribed capital markets products” ?(as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the depositary shares. The depositary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the depositary shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the depositary shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the depositary shares may be publicly distributed or otherwise made publicly available in Switzerland.
United Kingdom- Prohibition of Sales to UK Retail Investors
The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii)
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of the UK Prospectus Regulation, and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares, and “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.

Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the depositary shares in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of the depositary shares. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are outside the United Kingdom, (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Each underwriter has agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the UK.

LEGAL MATTERS
The validity of the securities to be offered by this prospectus supplement will be passed upon for us by Holland & Knight LLP, Philadelphia, Pennsylvania. Certain legal matters in connection with this offering will be passed upon for the underwriters by Squire Patton Boggs (US) LLP, Cincinnati, Ohio.
EXPERTS
Enterprise
The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
First Choice
The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from First Choice Bancorp's Annual Report on Form 10-K filed with the SEC on March 15, 2021, as amended on April 27, 2021, for the year ended December 31, 2020, and the effectiveness of the Company’s internal control over financial reporting have been audited by Eide Bailly LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS
ENTERPRISE FINANCIAL SERVICES CORP
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
RIGHTS TO PURCHASE COMMON STOCK
PURCHASE CONTRACTS
WARRANTS
UNITS
We may offer or sell from time to time, and one or more selling stockholders to be identified in the future may offer or sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. We will offer securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. The securities we may offer may be convertible or exchangeable for other securities.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, as well as the names of any selling stockholders, will be described in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement for those securities. You should read this prospectus, the information incorporated by reference into this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see the section titled “Plan of Distribution” in this prospectus.
Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “EFSC”. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.
You should carefully consider the risk factors beginning on page 5 of this prospectus and contained in our most recent Annual Report on Form 10-K and in each subsequently filed Quarterly Report on Form 10-Q, which are incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before making any decision to invest in our securities.
None of the U.S. Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of our bank subsidiary, any non-bank subsidiary or any other bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other governmental agency.
The date of this prospectus is April 8, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer”, as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, that enables us to use a shelf registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. By using a shelf registration statement, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to an indeterminate aggregate dollar amount. In this prospectus, we use the term securities to refer to common stock, preferred stock, depositary shares, debt securities, rights, purchase contracts, warrants and/or units which may be issued by the Company. For purposes of this prospectus, debt securities refers to both senior debt securities and subordinated debt securities.
This prospectus provides you with a general description of the securities we may offer. Each time we or any underwriter, dealer or agent sell securities pursuant to the registration statement, we will provide one or more prospectus supplements containing specific information about the terms of a particular offering by us or the selling underwriter, dealer or agent. A prospectus supplement may add to, update or change information in this prospectus. If any information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. Before purchasing any of our securities, you should carefully read both this prospectus and, if applicable, any prospectus supplement together with the additional information described under the section of this prospectus titled “Where You Can Find More Information.”
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement may be read at the SEC website or at the SEC office mentioned under the section of this prospectus titled “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or in any documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Enterprise Financial Services Corp, which we may refer to as Enterprise, is a financial holding company incorporated in the State of Delaware and headquartered in Clayton, Missouri. In this prospectus, “the Company,” “we,” “our,” “ours,” and “us” refer to Enterprise Financial Services Corp and its subsidiaries on a consolidated basis, unless the context otherwise requires. References in this prospectus to Enterprise Bank mean Enterprise Bank & Trust, a Missouri trust company with banking powers, which is our principal subsidiary.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at https://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.enterprisebank.com. However, the information on our website is not a part of, and is not incorporated into, this prospectus.
The SEC’s rules allow us to incorporate by reference in this prospectus certain information in the documents that we file with it, which means that we can disclose important information to you by referring you to other documents without restating that information in this prospectus. The information incorporated by reference into this prospectus is considered to be a part of this prospectus and information in documents that we subsequently file with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in previously-filed documents or contained in this prospectus.
In all cases, you should rely on the later information over different information included in this prospectus or incorporated by reference.
We incorporate by reference into this prospectus the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering, except to the extent that any information contained in such filings is deemed furnished and not filed in accordance with SEC rules:
•
Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 21, 2020 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 25, 2020 incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2019); and

•
the description of our common stock contained in our Form 8-A12G Registration Statement filed with the SEC on April 30, 1998, and including any other amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Enterprise Financial Services Corp
150 North Meramec Ave.
Clayton, MO 63105
Telephone: (314) 725-5500
Attention: Mr. Keene S. Turner, Chief Financial Officer
Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in any prospectus supplement and in the documents incorporated in this prospectus and any prospectus supplement by reference.
This prospectus is part of a registration statement we filed with the SEC which incorporates exhibits. You should read the exhibits to the registration statement carefully.
Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated herein or therein by reference contain or incorporate statements that are considered forward-looking statements within the meaning of and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified with use of terms such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “could,” “continue” and the negative of these terms and similar words, although some forward-looking statements may be expressed differently. Forward-looking statements also include, but are not limited to, statements regarding plans, objectives, expectations or consequences of announced transactions, known trends and statements about future performance, operations, products and services of the Company and its subsidiaries. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including, but not limited to:
•
our ability to efficiently integrate acquisitions into our operations, retain the customers of these businesses and grow the acquired operations;

•
credit risk;

•
changes in the appraised valuation of real estate securing impaired loans;

•
outcomes of litigation and other contingencies;

•
exposure to general and local economic conditions;

•
risks associated with rapid increases or decreases in prevailing interest rates;

•
consolidation within the banking industry;

•
competition from banks and other financial institutions;

•
our ability to attract and retain relationship officers and other key personnel;

•
burdens imposed by federal and state regulation;

•
changes in regulatory requirements;

•
changes in accounting policies and practices or accounting standards, including Accounting Standards Update 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the Current Expected Credit Loss model, which will change how we estimate credit losses and may increase the required level of our allowance for credit losses after adoption on January 1, 2020;

•
uncertainty regarding the future of LIBOR;

•
natural disasters, war or terrorist activities, or pandemics, or the outbreak of COVID-19 or similar outbreaks, and their effects on economic and business environments in which we operate; and

•
other risks discussed under the caption Risk Factors in this prospectus, as well as the risk factors included in the documents incorporated herein by reference, including under Item 1A — Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, all of which could cause actual results to differ from those set forth in the forward-looking statements.

Readers are cautioned not to place undue reliance on our forward-looking statements, which reflect management’s analysis and expectations only as of the date of such statements. Forward-looking statements speak only as of the date they are made, and the Company does not intend, and undertakes no obligation, to publicly revise or update forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by federal securities law. You should understand that it is not possible to predict or identify all risk factors. Readers should carefully review all disclosures we file from time to time with the SEC, which are available on our website at www.enterprisebank.com.
Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov.

OUR COMPANY
We are a financial holding company headquartered in Clayton, Missouri. We are the holding company for Enterprise Bank, a full-service financial institution offering banking and wealth management services to individuals and business customers located in the St. Louis, Kansas City and Phoenix metropolitan markets and, following our acquisition on March 8, 2019 of Trinity Capital Corporation and its wholly-owned subsidiary, Los Alamos National Bank, in the Los Alamos, Santa Fe and Albuquerque metropolitan markets.
Our stated mission is “Guiding people to a lifetime of financial success.” We have established an accompanying corporate vision “To be a company where our associates are proud to work, that delivers ease of navigation to our customers and value to our investors, while helping our communities flourish.”
Our business strategy is to generate shareholder returns by providing comprehensive financial services primarily to privately-held businesses, their owner families, and other success-minded individuals. We have one segment for purposes of our financial reporting.
We offer a broad range of business and personal banking services, including wealth management services. Lending services include commercial and industrial, commercial real estate, real estate construction and development, residential real estate, and consumer loans. A wide variety of deposit products and a complete suite of treasury management and international trade services complement our lending capabilities. Tax credit brokerage activities consist of the acquisition of Federal and State tax credits and the sale of these tax credits to clients. Enterprise Trust, a division of Enterprise Bank, provides financial planning, estate planning, investment management, and trust services to businesses, individuals, institutions, retirement plans, and non-profit organizations.
Key components of our strategy include a focused and relationship-oriented distribution and sales approach, with an emphasis on growing fee income and niche businesses, while maintaining prudent credit and interest rate risk management, appropriate supporting technology, and controlled expense growth.
Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “EFSC.” For a discussion of risks and uncertainties involved with an investment in our securities, see the section of this prospectus supplement and the accompanying prospectus titled “Risk Factors.” Our principal executive offices are located at 150 N. Meramec Ave., Clayton, Missouri 63105 and our telephone number is (314) 725-5500. Our website is www.enterprisebank.com. However, the information on our website is not a part of, and is not incorporated into, this prospectus supplement and the accompanying prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before purchasing any of our securities, you should carefully read and consider each of the risk factors set forth in this prospectus and each of the documents incorporated by reference in this prospectus, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which has been filed with the SEC and incorporated herein by reference, and the other information contained in this prospectus, the applicable prospectus supplement, or otherwise incorporated by reference herein (see the section of this prospectus titled “Where You Can Find More Information”). Any of these risks could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business and operations. In any such case, you could lose all or a portion of your original investment.
The recent global coronavirus (COVID-19) pandemic has led to periods of significant volatility in financial, commodities and other markets and could harm our business and results of operations.
In December 2019, a novel strain of coronavirus (COVID-19) was first reported in Wuhan, Hubei Province, China. Since then, COVID-19 infections have spread to additional countries including the United States. In March 2020, the World Health Organization declared COVID-19 to be a pandemic. Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the impact of the coronavirus pandemic on our business, and there is no guarantee that our efforts to address or mitigate the adverse impacts of the coronavirus will be effective. The impact to date has included periods of significant volatility in financial, commodities and other markets. This volatility, if it continues, could have an adverse impact on our customers and on our business, financial condition and results of operations as well as our growth strategy.
Our business is dependent upon the willingness and ability of our customers to conduct banking and other financial transactions. The spread of COVID-19 has caused and could continue to cause severe disruptions in the U.S. economy at large, and has resulted and may continue to result in disruptions to our customers’ businesses, and a decrease in consumer confidence and business generally. In addition, recent actions by US federal, state and local governments to address the pandemic, including travel bans, stay-at-home orders and school, business and entertainment venue closures, may have a significant adverse effect on our customers and the markets in which we conduct our business. The extent of impacts resulting from the coronavirus pandemic and other events beyond our control will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus pandemic and actions taken to contain the coronavirus or its impact, among others.
Disruptions to our customers could result in increased risk of delinquencies, defaults, foreclosures and losses on our loans as well as declines in wealth management revenues. The escalation of the pandemic may also negatively impact regional economic conditions for a period of time, resulting in declines in local loan demand, liquidity of loan guarantors, loan collateral (particularly in real estate), loan originations and deposit availability. If the global response to contain COVID-19 escalates or is unsuccessful, we could experience a material adverse effect on our business, financial condition, results of operations and cash flows.
The spread of the COVID-19 outbreak and the governmental responses may disrupt banking and other financial activity in the areas in which we operate and could potentially create widespread business continuity issues for us.
The outbreak of COVID-19 and the US federal, state and local governmental responses may result in a disruption in the services we provide. We rely on our third-party vendors to conduct business and to process, record, and monitor transactions. If any of these vendors are unable to continue to provide us with these services or experience interruptions in their ability to provide us with these services, it could negatively impact our ability to serve our customers. Furthermore, the coronavirus pandemic could negatively impact the ability of our employees and customers to engage in banking and other financial transactions in the geographic areas in which we operate and could create widespread business continuity issues for us. We also could be adversely affected if key personnel or a significant number of employees were to become unavailable due to infection, quarantine or other effects and restrictions of a COVID-19 outbreak in our market areas. Although we have business continuity plans and other safeguards in place, there is no assurance that such plans and safeguards will be effective. If we are unable to promptly recover from such business disruptions, our business and financial conditions and results of operations would be adversely affected. We also may incur additional costs to remedy damages caused by such disruptions, which could adversely affect our financial condition and results of operations.
USE OF PROCEEDS
We intend to use the net proceeds from our sales of the securities for general corporate purposes, unless otherwise set forth in the applicable prospectus supplement.
We will not receive any proceeds from the resale of shares of common stock by selling stockholders under this prospectus or any prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of our common stock, our preferred stock, depositary shares, debt securities, rights, purchase contracts, warrants and units that we may offer from time to time in one or more offerings together or separately. These summary descriptions are not meant to be complete descriptions of each of the securities. The particular terms of any offering of securities will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. You should carefully read both this prospectus and any related prospectus supplement before you invest in any of our securities.
DESCRIPTION OF CAPITAL STOCK
The following is a description of the material features, terms and provisions of our common stock and our preferred stock. This summary does not purport to be exhaustive and may not contain all the information that is important to you. This summary is qualified by reference to the applicable provisions of the Delaware General Corporation Law, as amended, or DGCL, our Certificate of Incorporation, as amended, which we refer to as our Certificate of Incorporation, or our Bylaws, as amended, which we refer to as our Bylaws. Therefore, you should read our Certificate of Incorporation and Bylaws, which have been filed with the SEC.
General
Our authorized capital stock consists of:
•
45,000,000 shares of the common stock, par value of $.01 per share, and

•
5,000,000 shares of preferred stock, par value of $.01 per share.

As of March 31, 2020, there were 26,160,509 shares of our common stock issued and outstanding and no shares of our preferred stock were issued and outstanding.
General Limitations on Ability to Pay Dividends
Under the Board of Governors of the Federal Reserve System, or the Federal Reserve, policies, we may pay cash dividends on common stock only out of income available over the past year if prospective earnings retention is consistent with the organization’s expected future needs and financial condition and if the organization is not in danger of not meeting its minimum regulatory capital requirements. Federal Reserve policy also provides that financial holding companies should not maintain a level of cash dividends that undermines the financial holding company’s ability to serve as a source of strength to its banking subsidiaries.
We depend on dividends, distributions and other payments from our banking subsidiary, Enterprise Bank, to fund dividend payments on our common stock. Under Missouri law, Enterprise Bank may pay dividends to us only from a portion of its undivided profits and may not pay dividends if its capital is impaired. As an insured depository institution, federal law prohibits Enterprise Bank from making any capital distributions, including the payment of a cash dividend if it is “undercapitalized” or after making the distribution would become undercapitalized. If the Federal Deposit Insurance Corporation, or FDIC, believes that Enterprise Bank is engaged in, or about to engage in, an unsafe or unsound practice, the FDIC may require, after notice and hearing, that the bank cease and desist from that practice. The FDIC has indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice. The FDIC has issued policy statements that provide that insured banks generally should pay dividends only from their current operating earnings. Enterprise Bank’s payment of dividends also could be affected or limited by other factors, such as events or circumstances which lead the FDIC to require that it maintain capital in excess of regulatory guidelines.
Description of Common Stock
General
When we offer to sell any common stock, we will describe the specific terms of such common stock in a supplement to this prospectus. The terms of any common stock may differ from the terms described below. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable.

Dividends
Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to participate ratably in all dividends, payable in cash, stock or otherwise, that may be declared by our board of directors out of any funds legally available for the payment of dividends. Each such distribution will be payable to holders of record as they appear on our stock transfer books on such record dates and dividend dates as may be fixed by our board of directors.
Voting Rights
The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held. There is no cumulative voting.
Liquidation/Dissolution Rights
If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of our common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.
Other Rights
Holders of our common stock do not have preemptive rights under the Delaware General Corporation Law, or our Certificate of Incorporation, as amended, or Bylaws. Shares of our common stock are not redeemable and have no subscription or conversion rights.
Transfer Agent
The transfer agent and registrar for our common stock is Computershare N.A.
Description of Preferred Stock
General
The following summary contains a description of the general terms of the preferred stock that we may issue. When we offer to sell a particular series of our preferred stock, we will describe the specific terms of the series in a supplement to this prospectus. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our Certificate of Incorporation and the Certificate of Designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.
Terms of Each Series of Preferred Stock
The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the Company or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.
The prospectus supplement for a series of preferred stock will specify:
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the maximum number of shares;

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the designation of the shares;

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the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

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the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

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the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

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any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

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the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

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the voting rights; and

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any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Preferred stock will be fully paid and nonassessable upon issuance.
Rank
Upon our dissolution, liquidation or winding up, holders of preferred stock are entitled to receive from our assets an amount per share equal to the respective liquidation preference before any payment or distribution is made on our common stock or any other class of capital stock that ranks junior to the particular series of preferred stock. If our assets available for distribution upon our dissolution, liquidation or winding up are insufficient to pay in full the liquidation preference payable to holders of shares of all series of preferred stock, such assets will be distributed to such holders on a pro rata basis in proportion to the amounts payable on those shares.
Voting Rights
If we issue shares of any series of preferred stock, holders of such shares will be entitled to one vote for each share held on matters on which holders of such series are entitled to vote, as set forth in the prospectus supplement with respect to such series or as expressly required by applicable law.
The affirmative vote or consent of the holders of a majority of the outstanding shares of each series of preferred stock, unless our board of directors establishes a higher amount, voting as a separate class, will be required for any amendment of our Certificate of Incorporation that adversely changes any rights or preferences of such series of preferred stock.
Certain Anti-takeover Effects
Certificate of Incorporation and Bylaws
Our Certificate of Incorporation and Bylaws contain various protective provisions that would have the effect of impeding an attempt to change or remove our board of directors or to gain control of our outstanding capital stock.
Our Certificate of Incorporation and Bylaws provide:
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that directors can be removed only upon the vote of the holders of a majority of shares then entitled to votes at an election of directors;

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that we may issue preferred stock with such rights, preferences, privileges and limitations as our board of directors may, without prior stockholder approval, establish;

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that special meetings of stockholders may only be called by the chairman of the board, the Chief Executive Officer, resolution of a majority of our board of directors, or the holders of not less than 50% of the shares of common stock then-outstanding; and

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advance notice procedures with regard to the nomination, other than by or at the direction of our board of directors or a committee of the board, of candidates for election as directors.

Restrictions on Ownership
The Bank Holding Company Act requires any bank holding company, as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a controlling influence over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.
Delaware General Corporation Law.
Section 203 of the Delaware General Corporation Law applies to the Company because it is listed on a national securities exchange. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that person became an interested stockholder, unless:
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the transaction that results in a person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

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upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owned 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

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at or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:
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the owner of 15% or more of the outstanding voting stock of the corporation; or

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an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person is an interested stockholder.

DESCRIPTION OF DEPOSITARY SHARES
The following is a description of the material features, terms and provisions of depositary shares that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those depositary shares, which may contain a deposit agreement and depositary receipts or other transaction documents related to an offering of depositary shares, and any other offering materials that we may provide. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus and any general terms outlined in this section of the prospectus that will not apply to those depositary shares.
General
We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preferred stock, see “Description of Our Capital Stock — Description of Preferred Stock.”
The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and meet capital and surplus requirements. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
Dividends and Other Distributions
The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Withdrawal
Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent other than a whole number of shares of preferred stock by surrender for redemption or exchange, the depositary will issue to you a new depositary receipt evidencing the remainder of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.
Redemption of Depositary Shares
Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.

If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.
Amendment and Termination of the Deposit Agreement
We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares of such series or class then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. The deposit agreement may be terminated by us or the depositary only if:
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all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities;

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there has been a final distribution on the preferred stock underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

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the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.
The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of shares of preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such shares of preferred stock are paid by the holders thereof.

Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications that we must furnish to the holders of the preferred stock.
Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
As used in this “Description of Debt Securities,” the “Company,” “we,” “us” and “our” refer to Enterprise Financial Services Corp and do not include our subsidiaries.
General
We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time after we execute them.
This prospectus summarizes the material provisions of the indenture and the debt securities that we may issue under an indenture. This summary may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus and/or free writing prospectus. We will also indicate in the supplement and/or free writing prospectus whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement and/or free writing prospectus.
Terms
The prospectus supplement and/or free writing prospectus will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:
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the title and form of the debt securities;

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any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

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the person to whom any interest on a debt security of the series will be paid;

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the date or dates on which we must repay the principal;

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the rate or rates at which the debt securities will bear interest;

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the date or dates from which interest will accrue, and the dates on which we must pay interest;

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the place or places where we must pay the principal and any premium or interest on the debt securities;

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the terms and conditions on which we may redeem any debt security, if at all;

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any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

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the denominations in which we may issue the debt securities;

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the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

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the currency in which we will pay the principal of and any premium or interest on the debt securities;

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the indices that may be referenced when determining the principal amount of the debt securities;

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the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

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if applicable, the right to defer or extend interest payments;

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the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

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whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

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the subordination provisions that will apply to any subordinated debt securities;

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any addition to or change in the events of default applicable to the debt securities;

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if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, preferred stock or common stock or other securities or property;

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if applicable, that the debt securities are defeasible and the terms of such defeasance;

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any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

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any restrictions with respect to the transfer or exchange of the debt securities; and

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any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.
Conversion and Exchange Rights
Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depository or its nominee and, if so represented, interests in such global debt securities will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.
The prospectus supplement and/or free writing prospectus will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement and/or free writing prospectus will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.
Subordination of Subordinated Debt Securities
The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.
If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.
Form, Exchange, and Transfer
We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples in excess thereof, unless the prospectus supplement and/or free writing prospectus provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.
Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.
If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.
Payment and Paying Agents
We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.
We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement and/or free writing prospectus indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement and/or free writing prospectus. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.
The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.
Consolidation, Merger, and Sale of Assets
Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets taken as a whole to any person, unless:
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the successor assumes our obligations under the debt securities and the indentures; and

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we meet the other conditions described in the indentures.

Events of Default
Each of the following will constitute an event of default under each indenture:
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failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

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failure to pay the principal of or any premium on any debt security when due;

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failure to perform any term, covenant or warranty in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

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events of bankruptcy, insolvency or reorganization; and

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any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
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the holder has previously given the trustee written notice of a continuing event of default;

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the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

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the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

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the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
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to cure any ambiguity or omission or correct any default or inconsistency in the indenture; and

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to change any other provisions as described in the indentures.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:
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changing the fixed maturity of the series of notes;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities;

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reducing the percentage of debt securities the holders of which are required to consent to any amendment; or

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changing any other rights or obligations as described in the indentures.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.
Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.
Defeasance
To the extent stated in the prospectus supplement and/or free writing prospectus, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:
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to maintain a registrar and paying agents and hold monies for payment in trust;

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to substitute mutilated, destroyed, lost or stolen notes;

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to maintain rights of holders to receive principal and interest payments and sinking fund payments, if any;

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to maintain the rights, obligations, duties and immunities of the trustee; and

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to register the transfer or exchange of the notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.
To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities and any sinking fund payments. We may only establish this trust if, among other things:
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no event of default shall have occurred or be continuing;

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in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and
•
we satisfy other customary conditions precedent described in the applicable indenture.

Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register for such debt securities.
Title
The Company, each trustee, and any agent of the Company or a trustee, may treat the person in whose name any debt security is registered as the absolute owner of that debt security, whether or not such debt security may be overdue, for the purpose of making payments and for all other purposes, irrespective of notice to the contrary.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Global Debt Securities
Unless otherwise indicated in the prospectus supplement, The Depository Trust Company, or DTC, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants, which we refer to as or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF RIGHTS
The following is a description of the material features, terms and provisions of the rights to purchase shares of our common stock, our preferred stock, or other securities that we may offer to our stockholders using this prospectus.
This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement, which may contain a rights agreement or other transaction documents related to an offering of rights to purchase our common stock, preferred stock, and any other offering materials that we may provide.
Rights may be issued independently or together with any other offered securities and may or may not be transferred by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting agreement or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be used under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others: the date of determining the stockholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of our common stock, our preferred stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence, the date on which the right will expire and any applicable United States Federal income tax considerations. To the extent that any particular terms of the rights, rights agreements or rights certificates described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed to have been superseded by that prospectus supplement.
Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of our common stock, our preferred stock or our other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights as provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock, our preferred stock or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock or preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock or preferred stock or per depositary share, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the purchase contracts. These other securities may consist of debt securities, or debt obligations of third parties, including U.S. Treasury securities. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
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whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

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whether the purchase contracts are to be prepaid or not;

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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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whether the purchase contracts will be issued in fully registered or global form; and

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other terms of the purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description of the purchase contracts, and any description of the purchase contracts in a prospectus supplement and/or free writing prospectus, is a summary. This summary description is subject to, and qualified in its entirety by reference to, the underlying purchase contracts, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the purchase contracts.
DESCRIPTION OF WARRANTS
We may issue warrants from time to time in one or more series for the purchase of our common stock, preferred stock, debt securities or depositary shares or any combination of those securities. Warrants may be issued independently or together with any shares of common stock, shares of preferred stock, or debt securities offered by any prospectus supplement and/or free writing prospectus and may be attached to or separate from these shares of common stock, shares of preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent or any other bank or trust company specified in the related prospectus supplement and/or free writing prospectus relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
If warrants are offered by us, the prospectus supplement and/or free writing prospectus will describe the terms of the warrants, including the following if applicable to the particular offering:
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the title of the warrants;

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the total number of warrants;

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the price or prices at which the warrants will be issued and sold;

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the currency, currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

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the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

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the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants and the price at which the debt securities may be purchased upon such exercise;

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the designation and terms of the debt securities or preferred stock with which the warrants are issued and the number of warrants issued with each debt security or share of preferred stock;

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the date on and after which the warrants and the related common stock, preferred stock or debt securities will be separately transferable;

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if applicable, the date on which the right to exercise the warrants shall commence and the date on which this right shall expire;

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whether the warrants will be issued in registered or bearer form;

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if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

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a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

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any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock, shares of preferred stock or the debt securities purchasable upon exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.
The specific terms of a series of warrants will be described in the applicable prospectus supplement and/or free writing prospectus relating to that series of warrants along with any general provisions applicable to that series of warrants. The preceding description of the warrants, and any description of the warrants in a prospectus supplement and/or free writing prospectus, is a summary. This summary description is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the warrants.
DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
The applicable prospectus supplement may contain, where applicable, the following information about the units issued under it:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payments, settlement, transfer or exchange of the units or of the securities comprising the units;

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whether the units will be issued in fully registered or global form; and

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other terms of the units.

The applicable prospectus supplement will describe the terms of any units. The preceding description of the units, and any description of the units in a prospectus supplement and/or free writing prospectus, is a summary. This summary description is subject to, and qualified in its entirety by reference to, the underlying units, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the units.

SELLING STOCKHOLDERS
Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us shares of our common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell shares of our common stock pursuant to this prospectus and any applicable prospectus supplement.
We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, which allows us to register secondary sales of shares of our common stock by any selling stockholder by filing a prospectus supplement with the SEC. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. We will not receive any proceeds from the sale of the securities by the selling stockholders, but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and the rules and regulations of the Nasdaq Global Select Market, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.
Selling stockholders may offer for sale all, some portion or none of the securities that they hold. To the extent that any of the selling stockholders are brokers or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act.
We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. The applicable prospectus supplement will set forth the name of each of the selling stockholders, the number and classes of our securities beneficially owned by such selling stockholders that are offered by such prospectus supplement, the amount to be offered for the stockholder’s account, and the amount and (if one percent or more) the percentage of the class to be owned by such stockholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.
PLAN OF DISTRIBUTION
We may sell the securities in any one or more of the following ways:
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directly to investors, including through a specific bidding, auction or other process;

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to investors through agents;

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directly to agents;

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to or through brokers or dealers;

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to the public through underwriting syndicates led by one or more managing underwriters;

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in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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to one or more underwriters acting alone for resale to investors or to the public; and

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through a combination of any such methods of sale. We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer manager may realize profits or losses independent of any dealer-manager fee paid by us.
We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.
In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Enterprise and its subsidiaries in the ordinary course of business.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more or less than three scheduled business days after the trade date for your securities.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us from time to time will be passed upon for us by Holland & Knight LLP, Philadelphia, Pennsylvania. Certain legal matters in connection with an offering pursuant to this prospectus will be passed upon for the underwriters and/or agents by a law firm named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the effectiveness of Enterprise Financial Services Corp’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

2,800,000 Depositary Shares Each Representing a 1/40th Interest in a Share of
5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A
PROSPECTUS SUPPLEMENT
November 9, 2021
Book-Running Managers
Keefe, Bruyette & Woods A Stifel Company	Raymond James
Co-Managers
Boenning & ScattergoodJanney Montgomery Scott